Exhibit 10.27

PLEASE READ THE FOLLOWING LICENSE AGREEMENT TERMS AND CONDITIONS CAREFULLY BEFORE DOWNLOADING OR USING THE APPLE SOFTWARE. THESE TERMS AND CONDITIONS CONSTITUTE A LEGAL AGREEMENT BETWEEN YOU AND APPLE.

iOS Developer Program License Agreement

Purpose

You would like to use the Apple Software (as defined below) to develop one or more Applications (as defined below) for Apple-branded products running the iOS. Apple is willing to grant You a limited license to use the Apple Software to develop and test Your Applications on the terms and conditions set forth in this Agreement.

Applications developed under this Agreement can be distributed in three ways: (1) through the App Store, if selected by Apple, (2) through the VPP/B2B Program Site, if selected by Apple, and (3) on a limited basis for use on Registered Devices (as defined below).

Applications that meet Apple’s Documentation and Program Requirements may be submitted for consideration by Apple for distribution via the App Store or VPP/B2B Program Site. If submitted by You and selected by Apple, Your Applications will be digitally signed by Apple and distributed through the App Store or VPP/B2B Program Site, as applicable. Distribution of free (no charge) Applications (including those that use the In-App Purchase API for the delivery of free content) will be subject to the distribution terms contained in Schedule 1 to this Agreement. If You would like to distribute Applications for which You will charge a fee or would like to use the In-App Purchase API for the delivery of fee-based content, You must enter into a separate agreement with Apple (“Schedule 2”). If You would like to distribute Custom B2B Applications via the VPP/B2B Program Site, You must enter into a separate agreement with Apple (“Schedule 3”). You may also create Passes (as defined below) for use on Apple-branded products running the iOS under this Agreement and distribute such Passes for use by Passbook.

1. Accepting this Agreement; Definitions

1.1 Acceptance

In order to use the Apple Software and related services, You must first agree to this License Agreement. If You do not or cannot agree to this License Agreement, You are not permitted to use the Apple Software or related services. Do not download or use the Apple Software or any related services in that case.

You accept and agree to the terms of this License Agreement on Your own behalf and/or on behalf of Your company, organization, educational institution, or agency, instrumentality, or department of the federal government as its authorized legal representative, by doing either of the following:

(a) checking the box displayed at the end of this Agreement if You are reading this on an Apple website; or

(b) clicking an “Agree” or similar button, where this option is provided by Apple.

1.2 Definitions

Whenever capitalized in this Agreement:

“Ad Support APIs” means the APIs that provide the Advertising Identifier and Advertising Preference.

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“Advertising API” means the Documented API that enables You to use Apple’s advertising service to deliver advertising to Your Application.

“Advertising Identifier” means a unique, non-personal, non-permanent identifier provided by iOS through the Ad Support APIs that is associated with a particular iOS device.

“Advertising Preference” means the iOS setting that enables an end-user to set an ad tracking preference.

“Agreement” means this iOS Developer Program License Agreement, including any attachments, Schedule 1 and any exhibits thereto which are hereby incorporated by this reference.

“App Store” means an electronic store and its storefronts branded, and owned and/or controlled by Apple or an affiliate of Apple.

“Apple” means Apple Inc., a California corporation with its principal place of business at One Infinite Loop, Cupertino, California 95014, U.S.A.

“Apple Maps Service” means the mapping platform and Map Data provided by Apple via the MapKit API for iOS version 6 or later and for use by You only in connection with Your Applications.

“Apple Push Notification” or “APN” means the Apple Push Notification service that Apple may provide to You to enable You to transmit Push Notifications to Your Application.

“APN API” means the Documented API that enables You to use the APN to deliver a Push Notification to Your Application.

“Apple Software” means the SDK, the iOS, the Provisioning Profiles and any other software that Apple provides to You under the Program, including any Updates thereto that may be provided to You by Apple.

“Apple Subsidiary” means a corporation at least fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are owned or controlled, directly or indirectly, by Apple, and that is involved in the operation of or otherwise affiliated with the App Store or VPP/B2B Program Site, including without limitation Apple Pty Limited, iTunes S.à.r.l., and iTunes K.K.

“Application” means one or more software programs developed by You in compliance with the Documentation and the Program Requirements, under Your own trademark or brand, and for specific use with an iOS Product, including bug fixes, updates, upgrades, modifications, enhancements, supplements to, revisions, new releases and new versions of such software programs.

“Authorized Developers” means Your employees and contractors, members of Your organization or, if You are an educational institution, Your faculty and staff who (a) each have an active and valid Registered Apple Developer account with Apple, (b) have a demonstrable need to know or use the Apple Software in order to develop and test Applications, and (c) to the extent such individuals will have access to Apple Confidential Information, each have written and binding agreements with You to protect the unauthorized use and disclosure of such Apple Confidential Information.

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“Authorized Test Devices” means iOS Products owned or controlled by You that have been designated by You for testing and development purposes and specifically registered with Apple under this Program.

“Custom B2B Application” means a Licensed Application that is customized by You for use by a specific VPP Customer or group of VPP Customers and that is selected and digitally signed by Apple for distribution through the VPP/B2B Program Site.

“Documentation” means any technical or other specifications or documentation that Apple may provide to You for use in connection with the Apple Software.

“Documented API(s)” means the Application Programming Interface(s) documented by Apple in published Apple Documentation and which are contained in the Apple Software.

“Entitlement” means an identifier provided by Apple that allows Your Application to access certain Apple services.

“FOSS” (Free and Open Source Software) means any software that is subject to terms that, as a condition of use, copying, modification or redistribution, require such software and/or derivative works thereof to be disclosed or distributed in source code form, to be licensed for the purpose of making derivative works, or to be redistributed free of charge, including without limitation software distributed under the GNU General Public License or GNU Lesser/Library GPL.

“Game Center” means the gaming community service and related APIs provided by Apple for use by You in connection with Your Applications and/or Your Mac App Store applications that are associated with Your developer account. The Game Center may consist of an Apple confidential, pre-release version of the Game Center service or a production, commercially-available version of such service.

“iCloud” means the iCloud online service provided by Apple that includes remote online storage.

“iCloud Storage APIs” means the APIs that allow storage and retrieval of user-generated documents and other files, and allow storage and retrieval of key value data (e.g., a list of stocks in a finance App, settings for an App) for Applications and Multi-Platform Software through the use of iCloud.

“In-App Purchase API” means the Documented API that enables additional content, functionality or services to be delivered or made available for use within an Application with or without an additional fee.

“iOS” means the iOS operating system software provided by Apple for use by You only in connection with Your Application development and testing, which, from time to time during the Term, may consist of an Apple confidential, pre-release version of the iOS operating system software or a gold master “GM” production, commercially-available version of the iOS operating system software (or any successor thereto).

“iOS Accessory” means a non-Apple branded hardware device that interfaces, communicates, or otherwise interoperates with or controls an iOS Product through the iPod Accessory Protocol.

“iOS Product” means an Apple-branded product that runs the iOS.

“iPod Accessory Protocol” or “iAP” means Apple’s proprietary protocol for communicating with iOS Products and which is licensed under Apple’s MFi Licensing Program.

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“iTunes Connect” means Apple’s proprietary online content management tool for Applications.

“Licensed Application” means an Application that (a) meets and complies with all of the Documentation and Program Requirements, and (b) has been selected and digitally signed by Apple for production distribution, and includes any additional permitted functionality, content or services provided by You from within an Application using the In-App Purchase API.

“Licensed Application Information” means screen shots, images, artwork, icons and/or any other text, descriptions, representations or information relating to a Licensed Application that You provide to Apple for use in accordance with Schedule 1, or, if applicable, Schedule 2 or Schedule 3.

“Limited Advertising Purposes” means frequency capping, conversion events, estimating the number of unique users, security and fraud detection, debugging, and other uses that may be permitted by Apple in Documentation for the Ad Support APIs.

“Local Notification” means a message, including any content or data therein, that Your Application delivers to end-users at a pre-determined time or when Your Application is running in the background and another application is running in the foreground.

“MFi Licensing Program” means a separate Apple program that offers iOS Accessory developers, among other things, a license to incorporate certain Apple technology into a hardware device to interface, communicate or otherwise interoperate with or control iOS Products.

“MFi Licensee” means a party who has been granted a license by Apple under the MFi Licensing Program.

“Map Data” means any content, data or information provided through the Apple Maps Service including, but not limited to, imagery, terrain data, latitude and longitude coordinates, points of interest and traffic data.

“MapKit API” means the Documented API that enables You to add mapping functionality to Applications.

“Multi-Platform Software” means other versions of Your software applications (i) that have the same title and substantially equivalent features and functionality as Your Licensed Application and that are made available by You for use on supported versions of OS X and/or supported versions of Windows (as identified in the Documentation), and (ii) that update data with Your Licensed Application through the use of iCloud.

“Multitasking” means the ability of Applications to run in the background while other Applications are running on the iOS.

“Pass(es)” means one or more digital passes (e.g., movie tickets, coupons, loyalty reward vouchers, boarding passes, membership cards, etc.) developed by You under this Agreement, under Your own trademark or brand, and which are signed with Your Pass ID.

“Pass ID” means the combination of an Apple-issued certificate and Push Application ID that is used by You to sign Your Passes and/or communicate with the APN.

“Pass Information” means the text, descriptions, representations or information relating to a Pass that You provide to Your end-users on or in connection with a Pass.

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“Passbook” means Apple’s installed iOS feature that has the ability to store and display Passes for use on iOS Products.

“Program” means the overall iOS application development, testing, digital signing, and distribution program contemplated in this Agreement.

“Program Requirements” mean the technical, human interface, design, product category, security, performance, and other criteria and requirements specified by Apple, including but not limited to the current set of requirements set forth in Section 3.3, as they may be modified from time to time by Apple in accordance with this Agreement.

“Provisioning Profiles” means the provisioning profiles provided by Apple for use by You in connection with Your Application development and testing, and limited distribution of Your Applications for use on Registered Devices.

“Push Application ID” means the unique identification number or other identifier that Apple assigns to an Application or Pass in order to permit it to access and use the APN.

“Push Notification” means a message, including any content or data therein, that You transmit to end-users and that is delivered in Your Application and/or to Your Pass within Passbook.

“Registered Devices” means iOS Products owned or controlled by You, or owned by individuals who are affiliated with You, that You have specifically registered with Apple under this Program.

“Security Solution” means the proprietary Apple content protection system marketed as Fairplay, to be applied to Licensed Applications distributed on the App Store to administer Apple’s standard usage rules for Licensed Applications, as such system and rules may be modified by Apple from time to time.

“SDK” (Software Development Kit) means the Documentation, software (source code and object code), applications, sample code, simulator, tools, libraries, APIs, data, files, and materials provided by Apple for use by You in connection with Your Application development, and includes any Updates that may be provided by Apple to You pursuant to this Agreement.

“Term” means the period described in Section 12.

“Updates” means bug fixes, updates, upgrades, modifications, enhancements, supplements, and new releases or versions of the Apple Software, or to any part of the Apple Software.

“Volume Purchase Program” or “VPP” means an Apple program that offers the ability to obtain Custom B2B Applications and make volume purchases of Licensed Applications.

“VPP/B2B Program Site” means an electronic store and its storefronts branded, and owned and/or controlled by Apple or an affiliate of Apple, and that is only accessible to VPP Customers.

“VPP Customer(s)” means a third party that is enrolled in Apple’s Volume Purchase Program.

“You” and “Your” means and refers to the person(s) or legal entity (whether the company, organization, educational institution, or governmental agency, instrumentality, or department) using the Apple Software or otherwise exercising rights under this Agreement. For the sake of clarity, You may authorize contractors to develop Applications on Your behalf, but any such Applications must be submitted under Your developer account.

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2. Internal Use License and Restrictions

2.1 Permitted Uses and Restrictions

Subject to the terms and conditions of this Agreement, Apple hereby grants You during the Term, a limited, non-exclusive, personal, revocable, non-sublicensable and non-transferable license to:

(a) Install a reasonable number of copies of the Apple Software on Apple-branded computers owned or controlled by You, to be used internally by You or Your Authorized Developers for the sole purpose of developing or testing Applications, unless otherwise specified by Apple;

(b) Make and distribute a reasonable number of copies of the Documentation to Authorized Developers for their internal use only and for the sole purpose of developing or testing Applications;

(c) Install one (1) copy of the iOS and a Provisioning Profile on each of Your Authorized Test Devices, up to the number of Authorized Test Devices that You have registered and acquired licenses for, to be used internally by You or Your Authorized Developers for the sole purpose of developing and testing Your Applications; and

(d) Install a Provisioning Profile on each of Your Registered Devices, up to the limited number of Registered Devices that You have registered and acquired licenses for, for the sole purpose of enabling the distribution and use of Your Applications on such Registered Devices.

Apple reserves the right to set the limited number of iOS Products that each Licensee may register with Apple and obtain licenses for under this Program (a “Block of Registered Device Licenses”), as specified on the Program web portal. For the purposes of limited distribution on Registered Devices under Section 7.2, each company, organization, educational institution or affiliated group may only acquire one (1) Block of Registered Device Licenses per company, organization, educational institution or group, unless otherwise agreed in writing by Apple. You agree not to knowingly acquire, or to cause others to acquire, more than one Block of Registered Device Licenses for the same company, organization, educational institution or group.

2.2 Authorized Test Devices and Pre-Release Apple Software

As long as an Authorized Test Device contains any pre-release versions of the Apple Software or uses pre-release versions of services, You agree to restrict access to such Authorized Test Device to Your Authorized Developers and to not disclose, show, rent, lease, lend, sell or otherwise transfer such Authorized Test Device to any third party. You further agree to take reasonable precautions to safeguard, and to instruct Your Authorized Developers to safeguard, all Authorized Test Devices from loss or theft.

You acknowledge that by installing any pre-release Apple Software or using any pre-release services on Your Authorized Test Devices, these Devices may be “locked” into testing mode and may not be capable of being restored to their original condition. Any use of any pre-release Apple Software or pre-release services are for evaluation and development purposes only, and You should not use any pre-release Apple Software or pre-release services in a commercial operating environment or with important data. You should back up any data prior to using the pre-release Apple Software or pre-release services. Apple shall not be responsible for any costs, expenses or other liabilities You may incur as a result of provisioning Your Authorized Test Devices and Registered Devices, Your Application development or the installation or use of this Apple Software or any pre-release Apple services, including but not limited to any damage to any equipment, or any damage, loss, or corruption of any software, information or data.

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2.3 Confidential Nature of Pre-Release Apple Software and services

From time to time during the Term, Apple may provide You with pre-release versions of the Apple Software or related services that constitute Apple Confidential Information and are subject to the confidentiality obligations of this Agreement. Such pre-release Apple Software and related services should not be relied upon to perform in the same manner as a final-release commercial-grade product, nor used with data that is not sufficiently and regularly backed up, and may include features, functionality or APIs for software or services that are not yet available. You acknowledge that Apple may not have publicly announced the availability of such pre-release Apple Software or related services, that Apple has not promised or guaranteed to You that such pre-release software or services will be announced or made available to anyone in the future, and that Apple has no express or implied obligation to You to announce or commercially introduce such software or services or any similar or compatible technology. You expressly acknowledge and agree that any research or development that You perform with respect to pre-release versions of the Apple Software or related services is done entirely at Your own risk.

2.4 Copies

You agree to retain and reproduce in full the Apple copyright, disclaimers and other proprietary notices (as they appear in the Apple Software and related services and Documentation provided) in all copies of the Apple Software and Documentation that You are permitted to make under this Agreement.

2.5 Ownership

Apple retains all rights, title, and interest in and to the Apple Software and any Updates it may make available to You under this Agreement. You agree to cooperate with Apple to maintain Apple’s ownership of the Apple Software, and, to the extent that You become aware of any claims relating to the Apple Software, You agree to use reasonable efforts to promptly provide notice of any such claims to Apple. The parties acknowledge that this Agreement does not give Apple any ownership interest in Your Applications or Passes.

2.6 No Other Permitted Uses

Except as otherwise set forth in this Agreement, You agree not to rent, lease, lend, upload to or host on any website or server, sell, redistribute, or sublicense the Apple Software, Apple-issued certificates, or any services, in whole or in part, or to enable others to do so. You may not use the Apple Software, Apple-issued certificates, or any services provided hereunder for any purpose not expressly permitted by this Agreement, including any applicable Attachments and Schedules. You agree not to install, use or run the SDK on any non-Apple-branded computer, not to install, use or run the iOS and Provisioning Profiles on or in connection with devices other than iOS Products, or to enable others to do so. You may not and You agree not to, or to enable others to, copy (except as expressly permitted under this Agreement), decompile, reverse engineer, disassemble, attempt to derive the source code of, modify, decrypt, or create derivative works of the Apple Software, Apple-issued certificates or any services provided by the Apple Software or otherwise provided hereunder, or any part thereof (except as and only to the extent any foregoing restriction is prohibited by applicable law or to the extent as may be permitted by licensing terms governing use of open-sourced components or sample code included with the Apple Software). You agree not to exploit any Apple Software, Apple-issued certificates, or services provided hereunder in any unauthorized way whatsoever, including but not limited to, by trespass or burdening network capacity, or by harvesting or misusing data provided by such Apple Software, Apple-issued certificates, or services. Any attempt to do so is a violation of the rights of Apple and its licensors of the Apple Software or services. If You breach any of the foregoing restrictions, You may be subject to prosecution and damages. All licenses not expressly granted in this Agreement are reserved and no other licenses, immunity or rights, express or implied are granted by Apple, by implication, estoppel, or otherwise. This Agreement does not grant You any rights to use any trademarks, logos or service marks belonging to Apple, including but not limited to the iPhone or iPod word marks. If You make reference to any Apple products or technology or use Apple’s trademarks, You agree to comply with the published guidelines at http://www.apple.com/legal/trademark/guidelinesfor3rdparties.html, as modified by Apple from time to time.

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2.7 Updates; No Support or Maintenance

Apple may extend, enhance, or otherwise modify the Apple Software or services (or any part thereof) provided hereunder at any time without notice, but Apple shall not be obligated to provide You with any Updates to the Apple Software or services. If Updates are made available by Apple, the terms of this Agreement will govern such Updates, unless the Update is accompanied by a separate license in which case the terms of that license will govern. Apple is not obligated to provide any maintenance, technical or other support for the Apple Software or services. You acknowledge that Apple has no express or implied obligation to announce or make available any Updates to the Apple Software or to any services to anyone in the future. Should an Update be made available, it may have APIs, features, services or functionality that are different from those found in the Apple Software licensed hereunder or the services provided hereunder.

3. Your Obligations

3.1 General

You certify to Apple and agree that:

(a) You are of the legal age of majority in the jurisdiction in which You reside (at least 18 years of age in many countries) and have the right and authority to enter into this Agreement on Your own behalf, or if You are entering into this Agreement on behalf of Your company, organization, educational institution, or agency, instrumentality, or department of the federal government, that You have the right and authority to legally bind such entity or organization to the terms and obligations of this Agreement;

(b) All information provided by You to Apple or Your end-users in connection with this Agreement or Your Application or Passes, including without limitation Licensed Application Information or Pass Information, will be current, true, accurate, supportable and complete and, with regard to information You provide to Apple, You will promptly notify Apple of any changes to such information. Further, You agree that Apple may share such information (including email address and mailing address) with third parties who have a need to know for purposes related thereto (e.g., intellectual property questions, customer service inquiries, etc.);

(c) You will comply with the terms of and fulfill Your obligations under this Agreement, including obtaining any required consents for Your Authorized Developers’ use of the Apple Software and services, and You agree to monitor and be fully responsible for all such use by Your Authorized Developers and their compliance with the terms of this Agreement;

(d) You will be solely responsible for all costs, expenses, losses and liabilities incurred, and activities undertaken by You and Authorized Developers in connection with the Apple Software and services, the Registered Devices, Your Applications, Your Passes and Your related development and distribution efforts, including, but not limited to, any related development efforts, network and server equipment, Internet service(s), or any other hardware, software or services used by You in connection with Your use of any services;

(e) For the purposes of Schedule 1(if applicable), You represent and warrant that You own or control the necessary rights in order to appoint Apple and Apple Subsidiaries as Your worldwide agent for the delivery of Your Licensed Applications, and that the fulfillment of such appointment by Apple and Apple Subsidiaries shall not violate or infringe the rights of any third party; and

(f) You will not act in any manner which conflicts or interferes with any existing commitment or obligation You may have and no agreement previously entered into by You will interfere with Your performance of Your obligations under this Agreement.

3.2 Use of the Apple Software

As a condition to using the Apple Software and any services, You agree that:

(a) You will only use the Apple Software and any services for the purposes and in the manner expressly permitted by this Agreement and in accordance with all applicable laws and regulations;

(b) You will not use the Apple Software or any services for any unlawful or illegal activity, nor to develop any Application or Pass which would commit or facilitate the commission of a crime, or other tortious, unlawful or illegal act;

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(c) Your Application will be developed in compliance with the Documentation and the Program Requirements, the current set of which is set forth in Section 3.3 below, and any Passes will also be developed in compliance with the Documentation and the Program Requirements;

(d) To the best of Your knowledge and belief, Your Application, Licensed Application Information, Pass and Pass Information do not and will not violate, misappropriate, or infringe any Apple or third party copyrights, trademarks, rights of privacy and publicity, trade secrets, patents, or other proprietary or legal rights (e.g., musical composition or performance rights, video rights, photography or image rights, logo rights, third party data rights, etc. for content and materials that may be included in Your Application);

(e) You will not, through use of the Apple Software, Apple-issued certificates, services or otherwise, create any Application, Pass or other code or program that would disable, hack or otherwise interfere with the Security Solution, or any security, digital signing, digital rights management, verification or authentication mechanisms implemented in or by the iOS, this Apple Software, any services or other Apple software or technology, or enable others to do so;

(f) You will not, directly or indirectly, commit any act intended to interfere with the Apple Software or related services, the intent of this Agreement, or Apple’s business practices including, but not limited to, taking actions that may hinder the performance or intended use of the App Store, VPP/B2B Program Site, or the Program (e.g., submitting fraudulent reviews of Your own Application or any third party application, choosing a name for Your Application that is substantially similar to the name of a third party application in order to create consumer confusion, or squatting on application names to prevent legitimate third party use);

(g) Applications developed using the Apple Software may only be distributed if selected by Apple (in its sole discretion) for distribution via the App Store or VPP/B2B Program Site or for limited distribution on Registered Devices (ad hoc distribution) as contemplated in this Agreement; and (h) Passes developed using the Apple Software may be distributed to Your end-users via email, a website or an Application. You agree that all development of Passes must be in accordance with the terms of this Agreement, including Attachment 5.

3.3 Program Requirements for Applications and Passes

Any Application developed using this Apple Software must meet all of the following criteria and requirements, as they may be modified by Apple from time to time. Passes are subject to the same criteria:

APIs and Functionality:

3.3.1 Applications may only use Documented APIs in the manner prescribed by Apple and must not use or call any private APIs.

3.3.2 An Application may not download or install executable code. Interpreted code may only be used in an Application if all scripts, code and interpreters are packaged in the Application and not downloaded. The only exception to the foregoing is scripts and code downloaded and run by Apple’s built-in WebKit framework, provided that such scripts and code do not change the primary purpose of the Application by providing features or functionality that are inconsistent with the intended and advertised purpose of the Application as submitted to the App Store.

3.3.3 Without Apple’s prior written approval or as permitted under Section 3.3.23 (In-App Purchase API), an Application may not provide, unlock or enable additional features or functionality through distribution mechanisms other than the App Store or VPP/B2B Program Site.

3.3.4 An Application may only read data from or write data to an Application’s designated container area on the device, except as otherwise specified by Apple.

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3.3.5 An Application must have at least the same features and functionality when run by a user in compatibility mode on an iPad (e.g., an iPhone app running in an equivalent iPhone-size window on an iPad must perform in substantially the same manner as when run on the iPhone; provided that this obligation will not apply to any feature or functionality that is not supported by a particular hardware device, such as a video recording feature on a device that does not have a camera). Further, You agree not to interfere or attempt to interfere with the operation of Your Application in compatibility mode.

3.3.6 You may use the Multitasking services only for their intended purposes as described in the Documentation.

User Interface, Data Collection, Local Laws and Privacy:

3.3.7 Applications must comply with the Human Interface Guidelines and other Documentation provided by Apple.

3.3.8 Any form of user or device data collection, or image, picture or voice capture or recording (collectively “Recordings”), and any form of data, content or information collection, processing, maintenance, uploading, syncing, storage, transmission, sharing, disclosure or use performed by, through or in connection with Your Application must comply with all applicable privacy laws and regulations as well as any related Program Requirements, including but not limited to any notice or consent requirements. In particular, a reasonably conspicuous audio, visual or other indicator must be displayed to the user as part of the Application to indicate that a Recording is taking place.

3.3.9 You and Your Applications (and any third party with whom you have contracted to serve advertising) may not collect user or device data without prior user consent, and then only to provide a service or function that is directly relevant to the use of the Application, or to serve advertising in accordance with Sections 3.3.12 and 3.3.13. You may not use analytics software in Your Application to collect and send device data to a third party.

3.3.10 You must provide clear and complete information to users regarding Your collection, use and disclosure of user or device data, e.g., a link to Your privacy policy on the App Store. Furthermore, You must take appropriate steps to protect such data from unauthorized use, disclosure or access by third parties. If a user ceases to consent or affirmatively revokes consent for Your collection, use or disclosure of his or her user or device data, You (and any third party with whom you have contracted to serve advertising) must promptly cease all such use.

3.3.11 Applications must comply with all applicable criminal, civil and statutory laws and regulations, including those in any jurisdictions in which Your Applications may be offered or made available. In addition:

- You and the Application must comply with all applicable privacy and data collection laws and regulations with respect to any collection, use or disclosure of user or device data.

- Applications may not be designed or marketed for the purpose of harassing, abusing, spamming, stalking, threatening or otherwise violating the legal rights (such as the rights of privacy and publicity) of others.

- Neither You nor Your Application may perform any functions or link to any content, services, information or data or use any robot, spider, site search or other retrieval application or device to scrape, mine, retrieve, cache, analyze or index software, data or services provided by Apple or its licensors, or obtain (or try to obtain) any such data, except the data that Apple expressly provides or makes available to You in connection with such services. You agree that You will not collect, disseminate or use any such data for any unauthorized purpose.

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Advertising Identifier

3.3.12 You and Your Applications (and any third party with whom you have contracted to serve advertising) may use the Advertising Identifier, and any information obtained through the use of the Advertising Identifier, only for the purpose of serving advertising. If a user resets the Advertising Identifier, then You agree not to combine, correlate, link or otherwise associate, either directly or indirectly, the prior Advertising Identifier and any derived information with the reset Advertising Identifier. Further, You agree not to combine, correlate, link or otherwise associate, either directly or indirectly, any other permanent, device-based identifier with a user’s Advertising Identifier.

Advertising Preference

3.3.13 For Applications compiled for any iOS version providing access to the Ad Support APIs:

- You agree to check a user’s Advertising Preference prior to serving any advertising using the Advertising Identifier, and You agree to abide by a user’s setting in the Advertising Preference.

- If a user has set their Advertising Preference to limit ad tracking, You may use the Advertising Identifier, and any information obtained through the use of the Advertising Identifier, only for Limited Advertising Purposes.

- The foregoing restrictions also apply to Your use of any other permanent, device-based identifiers for advertising, and any information obtained through the use of such identifiers.

Location and Maps; User Consents:

3.3.14 For Applications that use location-based APIs (e.g., Core Location, MapKit API) or otherwise provide location-based services, such Applications may not be designed or marketed for automatic or autonomous control of vehicle behavior, or for emergency or life-saving purposes. In addition, Applications that offer location-based services or functionality must notify and obtain consent from an individual before his or her location data is collected, transmitted or otherwise used by the Application.

3.3.15 If You choose to provide Your own location-based service, data and/or information in conjunction with the Apple maps provided through the Apple Maps Service (e.g., overlaying a map or route You have created on top of an Apple map), You are solely responsible for ensuring that Your service, data and/or information correctly aligns with any Apple maps used. For Applications that use location-based APIs for real-time navigation (including, but not limited to, turn-by-turn route guidance and other routing that is enabled through the use of a sensor), You must have an end-user license agreement that includes the following notice: YOUR USE OF THIS REAL TIME ROUTE GUIDANCE APPLICATION IS AT YOUR SOLE RISK. LOCATION DATA MAY NOT BE ACCURATE.

3.3.16 Applications must not disable, override or otherwise interfere with any Apple-implemented system alerts, warnings, display panels, consent panels and the like, including, but not limited to, those that are intended to notify the user that the user’s location data, address book data, calendar, photos, and/or reminders are being collected, transmitted, maintained, processed or used, or intended to obtain consent for such use. If consent is denied or withdrawn, Applications may not collect, transmit, maintain, process or utilize such data or perform any other actions for which the user’s consent has been denied or withdrawn.

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3.3.17 If Your Application uses or accesses the MapKit API from a device running iOS version 6 or later, Your Application will access and use the Apple Maps Service. All use of the MapKit API and Apple Maps Service will be in accordance with the terms of this Agreement (including the Program Requirements) and Attachment 6 (Additional Terms for the use of the Apple Maps Service). If Your Application uses or accesses the MapKit API from a device running iOS version 5 or earlier, Your Application will access and use the Google Mobile Maps (GMM) service. Such use of the GMM Service is subject to Google’s Terms of Service which are set forth at: http://code.google.com/apis/maps/terms/iPhone.html. If You do not accept such Google Terms of Service, including, but not limited to all limitations and restrictions therein, You may not use the GMM service in Your Application, and You acknowledge and agree that such use will constitute Your acceptance of such Terms of Service.

Content and Materials:

3.3.18 Any master recordings and musical compositions embodied in Your Application must be wholly-owned by You or licensed to You on a fully paid-up basis and in a manner that will not require the payment of any fees, royalties and/or sums by Apple to You or any third party. In addition, if Your Application will be distributed outside of the United States, any master recordings and musical compositions embodied in Your Application (a) must not fall within the repertoire of any mechanical or performing/communication rights collecting or licensing organization now or in the future and (b) if licensed, must be exclusively licensed to You for Your Application by each applicable copyright owner.

3.3.19 If Your Application includes or will include any other content, You must either own all such content or have permission from the content owner to use it in Your Application.

3.3.20 Applications may be rejected if they contain content or materials of any kind (text, graphics, images, photographs, sounds, etc.) that in Apple’s reasonable judgment may be found objectionable or inappropriate, for example, materials that may be considered obscene, pornographic, or defamatory.

3.3.21 Applications must not contain any malware, malicious or harmful code, program, or other internal component (e.g., computer viruses, trojan horses, “backdoors”) which could damage, destroy, or adversely affect the Apple Software, services, iOS Products or other software, firmware, hardware, data, systems, services, or networks.

3.3.22 If Your Application includes any FOSS, You agree to comply with all applicable FOSS licensing terms. You also agree not to use any FOSS in the development of Your Application in such a way that would cause the non-FOSS portions of the Apple Software to be subject to any FOSS licensing terms or obligations.

3.3.23 Your Application may include promotional sweepstake or contest functionality provided that You are the sole sponsor of the promotion and that You and Your Application comply with any applicable laws and fulfill any applicable registration requirements in the country or territory where You make Your Application available and the promotion is open. You agree that You are solely responsible for any promotion and any prize, and also agree to clearly state in binding official rules for each promotion that Apple is not a sponsor of, or responsible for conducting, the promotion.

3.3.24 Your Application may include a direct link to a page on Your web site where you include the ability for an end-user to make a charitable contribution, provided that You comply with any applicable laws (which may include providing a receipt), and fulfill any applicable regulation or registration requirements, in the country or territory where You enable the charitable contribution to be made. You also agree to clearly state that Apple is not the fundraiser.

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In-App Purchase API:

3.3.25 All use of the In-App Purchase API and related services must be in accordance with the terms of this Agreement (including the Program Requirements) and Attachment 2 (Additional Terms for Use of the In-App Purchase API).

Advertising API:

3.3.26 If You choose to use the Advertising API in Your Application, then You must enter into a separate written agreement with Apple and/or an Apple Subsidiary before any distribution of Your Licensed Application may take place via the App Store or VPP/B2B Program Site.

iOS Accessories:

3.3.27 Your Application may interface, communicate, or otherwise interoperate with or control an iOS Accessory (as defined above) through Bluetooth or Apple’s 30-pin dock connector only if (i) such iOS Accessory is licensed under Apple’s MFi Licensing Program at the time that You initially submit Your Application, (ii) the MFi Licensee has added Your Application to a list of those approved for interoperability with their iOS Accessory, and (iii) the MFi Licensee has received approval from the Apple MFi Licensing Program for such addition.

Regulatory Compliance for Health, Medical and Related Apps:

3.3.28 You will fulfill any applicable regulatory requirements, including full compliance with all applicable laws, regulations, and policies related to the manufacturing, marketing, sale and distribution of Your Application in the United States, and in particular the requirements of the U.S. Food and Drug Administration (“FDA”), and the laws, regulations and policies of any other applicable regulatory bodies in any countries or territories where You use or make Your Application available. However, You agree that you will not seek any regulatory marketing permissions or make any determinations that may result in any Apple products being deemed regulated or that may impose any obligations or limitations on Apple. By submitting Your Application to Apple for selection for distribution via the App Store or VPP/B2B Program Site, You represent and warrant that You are in full compliance with any applicable laws, regulations, and policies, including but not limited to all FDA laws, regulations and policies, related to the manufacturing, marketing, sale and distribution of Your Application in the United States, as well as in other countries or territories where You plan to make Your Application available via the App Store or VPP/B2B Program Site. You also represent and warrant that You will market Your Application only for its cleared or approved intended use/indication for use, and only in strict compliance with applicable regulatory requirements. Upon Apple’s request, You agree to promptly provide any such clearance documentation to support the marketing of Your Application. You agree to promptly notify Apple in accordance with the procedures set forth in Section 15.6 of any complaints or threats of complaints regarding Your Application in relation to any such regulatory requirements, in which case Apple may remove Your Application from the App Store or VPP/B2B Program Site.

Cellular Network:

3.3.29 If an Application requires or will have access to the cellular network, then additionally such Application:

- Must comply with Apple’s best practices and other guidelines on how Applications should access and use the cellular network; and

- Must not in Apple’s reasonable judgment excessively use or unduly burden network capacity or bandwidth.

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3.3.30 Because some mobile network operators may prohibit or restrict the use of Voice over Internet Protocol (VoIP) functionality over their network, such as the use of VoIP telephony over a cellular network, and may also impose additional fees, or other charges in connection with VoIP, You agree to inform end-users, prior to purchase, to check the terms of agreement with their operator, for example, by providing such notice in the marketing text that You provide accompanying Your Application on the App Store. In addition, if Your Application allows end-users to send SMS messages, then You must inform the end-user, prior to use of such functionality, that standard text messaging rates or other carrier charges may apply to such use.

APN (Apple Push Notification service) and Local Notifications:

3.3.31 All use of Push Notifications via the APN or Local Notifications must be in accordance with the terms of this Agreement (including the Program Requirements) and Attachment 1 (Additional Terms for Apple Push Notification service and Local Notifications).

Game Center:

3.3.32 All use of the Game Center must be in accordance with the terms of this Agreement (including the Program Requirements) and Attachment 3 (Additional Terms for the Game Center).

iCloud Storage:

3.3.33 All use of the iCloud Storage APIs, as well as Your use of the iCloud service under this Agreement, must be in accordance with the terms of this Agreement (including the Program Requirements) and Attachment 4 (Additional Terms for the use of iCloud).

Passbook:

3.3.34 Your development of Passes, and use of the Pass ID and Passbook under this Agreement, must be in accordance with the terms of this Agreement (including the Program Requirements, where applicable) and Attachment 5 (Additional Terms for Passes).

Additional Services or End-User Pre-Release Software:

3.3.35 From time to time, Apple may provide access to additional services or pre-release Apple Software for You to use in connection with Your Applications, or as an end-user for evaluation purposes. Some of these may be subject to separate terms and conditions in addition to this Agreement, in which case Your usage will also be subject to those terms and conditions. Such services or software may not be available in all languages or in all countries, and Apple makes no representation that they will be appropriate or available for use in any particular location. To the extent You choose to access such services or software, You do so at Your own initiative and are responsible for compliance with any applicable laws, including but not limited to applicable local laws. To the extent any such software includes Apple’s FaceTime or Messages feature, You acknowledge and agree that when You use such features, the telephone numbers and device identifiers associated with Your Authorized Test Devices, as well as email addresses and/or Apple ID information You provide, may be used and maintained by Apple to provide and improve such software and features. Certain services made accessible to You through the Apple Software may be provided by third parties. You acknowledge that Apple will not have any liability or responsibility to You or any other person (including to any end-user) for any third-party services or for any Apple services. Apple and its licensors reserve the right to change, suspend, remove, or disable access to any services at any time. In no event will Apple be liable for the removal of or disabling of access to any such services. Further, upon any commercial release of such software or services, or earlier if requested by Apple, You agree to cease all use of the pre- release Apple Software or services provided to You as an end-user for evaluation purposes under this Agreement.

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3.3.36 If Your Application accesses the Twitter service through the Twitter API, such access is subject to Twitter terms of service set forth at: http://dev.twitter.com. If You do not accept such Twitter terms of service, including, but not limited to all limitations and restrictions therein, You may not access the Twitter service in Your Application through the use of the Twitter API, and You acknowledge and agree that such use will constitute Your acceptance of such terms of service.

3.3.37 If Your Application accesses data from an end-user’s Address Book through the Address Book API, You must notify and obtain consent from the user before his or her Address Book data is accessed or used by Your Application. Further, Your Application may not provide an automated mechanism that transfers only the Facebook Data portions of the end-user’s Address Book altogether to a location off of the end-user’s device. For the sake of clarity, this does not prohibit an automated transfer of the user’s entire Address Book as a whole, so long as user notification and consent requirements have been fulfilled; and does not prohibit enabling users to transfer any portion of their Address Book data manually (e.g., by cutting and pasting) or enabling them to individually select particular data items to be transferred.

4. Changes to Program Requirements or Terms

Apple may change the Program Requirements or the terms of this Agreement at any time. New or modified Program Requirements will not retroactively apply to Applications already in distribution. In order to continue using the Apple Software or any services, You must accept and agree to the new Program Requirements and/or new terms of this Agreement. If You do not agree to new Program Requirements or new terms, Your use of the Apple Software and any services will be suspended or terminated by Apple. You agree that Your acceptance of such new Agreement terms or Program Requirements may be signified electronically, including without limitation, by Your checking a box or clicking on an “agree” or similar button. Nothing in this Section shall affect Apple’s rights under Section 8 below.

5. Digital Signing; Restrictions on Certificates

All Applications must be signed with an Apple-issued certificate in order to be installed on Registered Devices. All Passes must be signed with a Pass ID to be recognized and accepted by Passbook. During the Term of this Agreement, You may obtain development-related digital certificates from Apple, subject to a maximum number as reasonably determined by Apple, that will allow Your Application and Your Pass to be installed and tested on Authorized Test Devices. You may also obtain, during the Term, one or more production digital certificates from Apple, subject to a maximum number as reasonably determined by Apple, to be used for the sole purpose of signing Your Application(s) prior to submission of Your Application to Apple or limited distribution of Your Application for use on Registered Devices.

In relation to this, You represent and warrant to Apple that: (a) You will not take any action to interfere with the normal operation of any Apple-issued digital certificates or Provisioning Profiles; (b) You are solely responsible for preventing any unauthorized person from having access to Your digital certificates and corresponding private keys and You will use best efforts to safeguard Your digital certificates and corresponding private keys from compromise; (c) You agree to immediately notify Apple in writing if You have any reason to believe there has been a compromise of any of Your digital certificates or corresponding private keys; (d) You will not provide or transfer Apple-issued digital certificates provided under this Program to any third party, nor use Your digital certificate to sign a third party’s application or pass; and (e) You will use Apple-issued certificates provided under this Program exclusively for the purpose of signing Your Passes and/or accessing the APN service, or signing Your Applications for testing, submission to Apple and/or for limited distribution for use on Registered Devices as contemplated under this Program, and only in accordance with this Agreement.

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You further represent and warrant to Apple that the licensing terms governing Your Application or Your Pass, or governing any third party code or FOSS included in Your Application or Pass, will be consistent with and not conflict with the digital signing or content protection aspects of the Program or any of the terms, conditions or requirements of the Program or this Agreement. In particular, such licensing terms will not purport to require Apple (or its agents) to disclose or make available any of the keys, authorization codes, methods, procedures, data or other information related to the Security Solution, digital signing or digital rights management mechanisms utilized as part of the Program. If You discover any such inconsistency or conflict, You agree to immediately notify Apple of it and will cooperate with Apple to resolve such matter. You acknowledge and agree that Apple may immediately cease distribution of any affected Licensed Applications or Passes, and may refuse to accept any subsequent Application or Pass submissions from You until such matter is resolved to Apple’s reasonable satisfaction.

6. Application Submission and Selection

6.1 Submission to Apple

You may submit Your Application for consideration by Apple for distribution via the App Store or VPP/B2B Program Site once You decide that Your Application has been adequately tested and is complete. By submitting Your Application, You represent and warrant that Your Application complies with the Documentation and Program Requirements then in effect as well as with any additional guidelines that Apple may post on the Program web portal. You further agree that You will not attempt to hide, misrepresent or obscure any features, content, services or functionality in Your submitted Applications from Apple’s review or otherwise hinder Apple from being able to fully review such Applications. In addition, You agree to inform Apple in writing through iTunes Connect if Your Application connects to a physical device, including an iOS Accessory, and, if so, to disclose the means of such connection (whether iAP, the headphone jack, or any other communication protocol or standard) and identify at least one physical device with which Your Application is designed to communicate. If requested by Apple, You agree to provide access to or samples of any such devices at your expense (samples will not be returned). You agree to cooperate with Apple in this submission process and to answer questions and provide information and materials reasonably requested by Apple regarding Your submitted Application, including insurance information You may have relating to Your Application, the operation of Your business, or Your obligations under this Agreement. Apple may require You to carry certain levels of insurance for certain types of Applications and name Apple as an additional insured.

If You make any changes to an Application (including to any functionality made available through use of the In-App Purchase API) after submission to Apple, You must resubmit the Application to Apple. Similarly all bug fixes, updates, upgrades, modifications, enhancements, supplements to, revisions, new releases and new versions of Your Application must be submitted to Apple for review in order for them to be considered for distribution via the App Store or VPP/B2B Program Site. Further, if Your Application is accepted for distribution via the App Store or VPP/B2B Program Site, You agree that Apple may use Your Application for the limited purpose of compatibility testing of Your Application with Apple products and services, for finding and fixing bugs in Apple products and services, for internal use in evaluating iOS performance issues in Your Application, and for purposes of providing other information to You (e.g., crash logs). In the event that Apple provides You with crash logs for Your Application, You agree to only use such crash logs for purposes of fixing bugs and improving the performance of Your Application and related products.

6.2 Selection by Apple for Distribution

You understand and agree that Apple may, in its sole discretion:

(a) determine that Your Application does not meet all or any part of the Documentation or Program Requirements then in effect;

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(b) reject Your Application for distribution for any reason, even if Your Application meets the Documentation and Program Requirements; or

(c) select and digitally sign Your Application for distribution via the App Store or VPP/B2B Program Site.

Apple shall not be responsible for any costs, expenses, damages, losses (including without limitation lost business opportunities or lost profits) or other liabilities You may incur as a result of Your Application development, use of this Apple Software, use of any services, certificates or APIs provided hereunder, or participation in the Program, including without limitation the fact that Your Application may not be selected for distribution via the App Store or VPP/B2B Program Site. You will be solely responsible for developing Applications that are safe, free of defects in design and operation, and comply with applicable laws and regulations. You will also be solely responsible for any documentation and end-user customer support and warranty of Your Applications. The fact that Apple may have reviewed, tested, approved or selected an Application will not relieve You of any of these responsibilities.

7. Distribution

Applications developed under this Agreement may be distributed in three ways: (1) through the App Store, if selected by Apple, (2) through the VPP/B2B Program Site, if selected by Apple, and (3) through Ad Hoc distribution in accordance with Section 7.2.

7.1 Delivery of Freely Available Licensed Applications via the App Store; Certificates

If Your Application qualifies as a Licensed Application, it is eligible for delivery to end-users via the App Store by Apple and/or an Apple Subsidiary. If You would like Apple and/or an Apple Subsidiary to deliver Your Licensed Application or authorize additional content, functionality or services You make available in Your Licensed Application through the use of the In-App Purchase API to end-users for free (no charge) via the App Store, then You appoint Apple and Apple Subsidiaries as Your legal agent pursuant to the terms of Schedule 1, for Licensed Applications designated by You as free of charge applications.

If Your Application qualifies as a Licensed Application and You intend to charge end-users a fee of any kind for Your Licensed Application or within Your Licensed Application through the use of the In-App Purchase API, You must enter into a separate agreement (Schedule 2) with Apple and/or an Apple Subsidiary before any such commercial distribution of Your Licensed Application may take place via the App Store or before any such commercial delivery of additional content, functionality or services for which you charge end-users a fee may be authorized through the use of the In-App Purchase API in Your Licensed Application.

If Your Application qualifies as a Custom B2B Application, then You must enter into a separate agreement (Schedule 3) with Apple and/or an Apple Subsidiary before any distribution of Your Custom B2B Application to VPP Customers may take place via the VPP/B2B Program Site. To the extent that You enter (or have previously entered) into Schedule 2 or Schedule 3 with Apple and/or an Apple Subsidiary, the terms of Schedule 2 or 3 will be deemed incorporated into this Agreement by this reference.

When an end-user installs Your Licensed Application, Apple will provide You with a transaction receipt signed with an Apple-issued certificate. It is Your responsibility to verify that such certificate and receipt were issued by Apple, as set forth in the Documentation. You are solely responsible for Your decision to rely on any such certificates and receipts. YOUR USE OF OR RELIANCE ON SUCH CERTIFICATES AND RECEIPTS IN CONNECTION WITH A PURCHASE OF AN APPLICATION IS AT YOUR SOLE RISK. APPLE MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, AS TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, ACCURACY, RELIABILITY, SECURITY, OR NON- INFRINGEMENT OF THIRD PARTY RIGHTS WITH RESPECT TO SUCH DIGITAL CERTIFICATES AND RECEIPTS. You agree that You will only use such receipts and certificates in accordance with the Documentation, and that You will not interfere or tamper with the normal operation of such digital certificates or receipts, including but not limited to any falsification or other misuse.

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7.2 Distribution on Registered Devices (Ad Hoc Distribution)

Subject to the terms and conditions of this Agreement, You may also distribute Your Applications to individuals within Your company, organization, educational institution, group, or who are otherwise affiliated with You for use solely on a limited number of Registered Devices (as specified on the Program web portal), if Your Application has been digitally signed using Your Apple-issued digital certificate as described in this Agreement. By distributing Your Application in this manner, You represent and warrant to Apple that Your Application complies with the Documentation and Program Requirements then in effect and You agree to cooperate with Apple and to answer questions and provide information about Your Application, as reasonably requested by Apple.

You also agree to be solely responsible for determining which individuals within Your company, organization, educational institution or affiliated group should have access to and use of Your Applications and Registered Devices, and for managing such Registered Devices. Apple shall not be responsible for any costs, expenses, damages, losses (including without limitation lost business opportunities or lost profits) or other liabilities You may incur as a result of distributing Your Applications in this manner, or for Your failure to adequately manage, limit or otherwise control the access to and use of Your Applications and Registered Devices.

You will be responsible for attaching or otherwise including, at Your discretion, any relevant usage terms with Your Applications. Apple will not be responsible for any violations of Your usage terms. You will be solely responsible for all user assistance, warranty and support of Your Applications.

7.3 No Other Distribution Authorized Under this Agreement

Except for the distribution of freely available Licensed Applications, the distribution of Applications for use on Registered Devices as set forth in Sections 7.1 and 7.2 above, and the distribution of Passes in accordance with Attachment 5, no other distribution of programs or applications developed using the Apple Software is authorized or permitted hereunder. In the absence of a separate agreement with Apple, You agree not to distribute Your Application to third parties via other distribution methods or to enable or permit others to do so.

8. Revocation

You understand and agree that Apple may cease distribution of Your Licensed Application(s) and/or Licensed Application Information or revoke the digital certificate of any of Your Applications or Your Passes at any time. By way of example only, Apple might choose to do this if at any time:

(a) Any of Your Provisioning Profiles, digital certificates or corresponding private keys has been compromised or Apple has reason to believe that either has been compromised;

(b) Apple has been notified or otherwise has reason to believe that Your Application or Pass violates, misappropriates, or infringes the rights of a third party or of Apple;

(c) Apple has reason to believe that Your Application or Pass contains malicious or harmful code, malware, programs or other internal components (e.g., software virus);

(d) Apple has reason to believe that Your Application or Pass damages, corrupts, degrades, destroys or otherwise adversely affects the devices it operates on, or any other software, firmware, hardware, data, systems, or networks accessed or used by the Application;

(e) You breach any term or condition of this Agreement or the Registered Apple Developer terms and conditions;

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(f) Any information or documents provided by You to Apple for the purpose of verifying Your identity or obtaining Provisioning Profiles or Apple-issued digital certificates is false or inaccurate;

(g) Any representation, warranty or certification provided by You to Apple in this Agreement is untrue or inaccurate;

(h) Apple is required by law, regulation or other governmental or court order to take such action;

(i) You request that Apple take such action in accordance with Schedule 1;

(j) You misuse or overburden any services provided hereunder;

(k) You fail to renew this Agreement and pay the applicable renewal fee; or

(l) Apple has reason to believe that such action is prudent or necessary.

9. Program Fees

As consideration for the rights and licenses granted to You under this Agreement and Your participation in the Program, You agree to pay Apple the requisite annual program fees as set forth on the Program website. The fees are non-refundable. Any taxes that may be levied on the Apple Software or Your use of it shall be Your responsibility. Your program fees must be paid up and not in arrears at the time You submit (or resubmit) Applications to Apple under this Agreement, and Your continued use of the Program web portal is subject to Your payment of such fees.

10. Confidentiality

10.1 Information Deemed Apple Confidential

You agree that all pre-release versions of the Apple Software (including pre-release Documentation) and services, any terms and conditions contained herein that disclose pre-release features of the Apple Software or services, the terms and conditions of Schedule 2 (available separately to cover distribution of paid-for Licensed Applications via the App Store) and the terms and conditions of Schedule 3 (available separately to cover distribution of Custom B2B Applications to VPP Customers via the VPP/B2B Program Site) will be deemed “Apple Confidential Information”; provided however that upon the commercial release of the Apple Software the terms and conditions that disclose pre-release features of the Apple Software or services will no longer be confidential. Notwithstanding the foregoing, Apple Confidential Information will not include: (i) information that is generally and legitimately available to the public through no fault or breach of Yours, (ii) information that is generally made available to the public by Apple, (iii) information that is independently developed by You without the use of any Apple Confidential Information, (iv) information that was rightfully obtained from a third party who had the right to transfer or disclose it to You without limitation, or (v) any FOSS included in the Apple Software and accompanied by licensing terms that do not impose confidentiality obligations on the use or disclosure of such FOSS.

10.2 Obligations Regarding Apple Confidential Information

You agree to protect Apple Confidential Information using at least the same degree of care that You use to protect Your own confidential information of similar importance, but no less than a reasonable degree of care. You agree to use Apple Confidential Information solely for the purpose of exercising Your rights and performing Your obligations under this Agreement and agree not to use Apple Confidential Information for any other purpose, for Your own or any third party’s benefit, without Apple’s prior written consent. You further agree not to disclose or disseminate Apple Confidential Information to anyone other than: (i) those of Your employees and contractors, or those of Your faculty and staff if You are an educational institution, who have a need to know and who are bound by a written agreement that prohibits unauthorized use or disclosure of the Apple Confidential Information; or (ii) except as otherwise agreed or permitted in writing by Apple. You may disclose Apple Confidential Information to the extent required by law, provided that You take reasonable steps to notify Apple of such requirement before disclosing the Apple Confidential Information and to obtain protective treatment of the Apple Confidential Information. You acknowledge that damages for improper disclosure of Apple Confidential Information may be irreparable; therefore, Apple is entitled to seek equitable relief, including injunction and preliminary injunction, in addition to all other remedies.

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10.3 Information Submitted to Apple Not Deemed Confidential

Apple works with many application and software developers and some of their products may be similar to or compete with Your Applications. Apple may also be developing its own similar or competing applications and products or may decide to do so in the future. To avoid potential misunderstandings, Apple cannot agree, and expressly disclaims, any confidentiality obligations or use restrictions, express or implied, with respect to any information that You may provide in connection with this Agreement or the Program, including information about Your Application, Licensed Application Information and metadata (such disclosures will be referred to as “Licensee Disclosures”). You agree that any such Licensee Disclosures will be non-confidential. Apple will be free to use and disclose any Licensee Disclosures on an unrestricted basis without notifying or compensating You. You release Apple from all liability and obligations that may arise from the receipt, review, use, or disclosure of any portion of any Licensee Disclosures. Any physical materials You submit to Apple will become Apple property and Apple will have no obligation to return those materials to You or to certify their destruction.

10.4 Press Releases and Other Publicity

You may not issue any press releases or make any other public statements regarding this Agreement, its terms and conditions, or the relationship of the parties without Apple’s express prior written approval, which may be withheld at Apple’s discretion.

11. Indemnification

To the extent permitted by applicable law, You agree to indemnify and hold harmless, and upon Apple’s request, defend, Apple, its directors, officers, employees, independent contractors and agents (each an “Apple Indemnified Party”) from any and all claims, losses, liabilities, damages, taxes, expenses and costs, including without limitation, attorneys’ fees and court costs (collectively, “Losses”), incurred by an Apple Indemnified Party and arising from or related to any of the following: (i) Your breach of any certification, covenant, obligation, representation or warranty in this Agreement, including Schedule 2 and Schedule 3 (if applicable); (ii) any claims that Your Application or the distribution, sale, offer for sale, use or importation of Your Application (whether alone or as an essential part of a combination), Licensed Application Information, metadata, Pass or Pass Information violate or infringe any third party intellectual property or proprietary rights; (iii) Your breach of any of Your obligations under the EULA (as defined in Schedule 1 or Schedule 2 or Schedule 3 (if applicable)) for Your Licensed Application; (iv) Apple’s permitted use, promotion or delivery of Your Licensed Application, Licensed Application Information, Pass, Pass Information, metadata, related trademarks and logos, or images and other materials that You provide to Apple under this Agreement, including Schedule 2 or Schedule 3 (if applicable); (v) any claims, including but not limited to any end-user claims, regarding Your Pass, Pass Information, or related logos, trademarks, content or images; or (vi) Your use (including Your Authorized Developers’ use) of the Apple Software or services, Your Application, Licensed Application Information, Pass, Pass Information, metadata, Your Authorized Test Devices, Your Registered Devices, or Your development and distribution of any Application or Pass.

You acknowledge that neither the Apple Software nor any services are intended for use in the development of Applications or Passes in which errors or inaccuracies in the content, functionality, services, data or information provided by the Application or Pass or the failure of the Application or Pass, could lead to death, personal injury, or severe physical or environmental damage, and, to the extent permitted by law, You hereby agree to indemnify, defend and hold harmless each Apple Indemnified Party from any Losses incurred by such Apple Indemnified Party by reason of any such use.

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In no event may You enter into any settlement or like agreement with a third party that affects Apple’s rights or binds Apple in any way, without the prior written consent of Apple.

12. Term and Termination

12.1 Term

The Term of this Agreement shall extend until the one (1) year anniversary of the original activation date of Your Program account (“Effective Date”). Thereafter, subject to Your payment of annual renewal fees and compliance with the terms of this Agreement, the Term will automatically renew for successive one (1) year terms, unless sooner terminated in accordance with this Agreement.

12.2 Termination

This Agreement and all rights and licenses granted by Apple hereunder and any services provided hereunder will terminate, effective immediately upon notice from Apple:

(a) if You or any of Your Authorized Developers fail to comply with any term of this Agreement other than those contained in Section 10 (Confidentiality) and fail to cure such breach within 30 days after becoming aware of or receiving notice of such breach;

(b) if You or any of Your Authorized Developers fail to comply with the terms of Section 10;

(c) in the event of the circumstances described in the subsection entitled “Severability” below;

(d) if You, at any time during the Term, commence an action for patent infringement against Apple;

(e) if You become insolvent, fail to pay Your debts when due, dissolve or cease to do business, file for bankruptcy, or have filed against You a petition in bankruptcy; or

(f) if You engage, or encourage others to engage, in any misleading, fraudulent, improper, unlawful or dishonest act relating to this Agreement, including, but not limited to, misrepresenting the nature of Your submitted Application (e.g., hiding or trying to hide functionality from Apple’s review, falsifying consumer reviews for Your Application, etc.).

Apple may also terminate this Agreement, or suspend Your rights to use the Apple Software or services, if You fail to accept any new Program Requirements or Agreement terms as described in Section 4.

Either party may terminate this Agreement for its convenience, for any reason or no reason, effective 30 days after providing the other party with written notice of its intent to terminate.

12.3 Effect of Termination

Upon the termination of this Agreement for any reason, You agree to immediately cease all use of the Apple Software and services and erase and destroy all copies, full or partial, of the Apple Software and any information pertaining to the services (including Your Push Application ID) and all copies of Apple Confidential Information in Your and Your Authorized Developers’ possession or control. At Apple’s request, You agree to provide written certification of such destruction to Apple. Upon the expiration of the Delivery Period defined and set forth in Schedule 1, all Licensed Applications and Licensed Application Information in Apple’s possession or control shall be deleted or destroyed within a reasonable time thereafter, excluding any archival copies maintained in accordance with Apple’s standard business practices or required to be maintained by applicable law, rule or regulation. The following provisions shall survive any termination of this Agreement: Sections 1, 2.5, 2.6, 3.1(d), 3.1(e), 3.1(f), 3.2(d), 3.2(e), 3.2(f), 3.2(g), 3.3, 5 (second and third paragraphs), 6.1, 6.2, 7.1 (Schedule 1 for the Delivery Period), 7.3, 8, and 10 through 15 inclusive; within Attachment 1, the third sentence of Section 1.1, Section 2, the second and third sentences of Section 3, Section 4, the second and third sentences of Section 5, and Section 6; within Attachment 2, Sections 1.3, 2, 3, 4, 5, the second and third sentence of 6, 7, and 8; within Attachment 3, Section 1, 2 (except the second sentence of Section 2.1), 3 and 4; within Attachment 4, the last sentence of Section 1.2, Sections 1.3, 2, 3, and 4; within Attachment 5, 2.2, 2.3, 2.4 (but only for existing promotions), 3.3, and 5; and within Attachment 6, 1.2, 1.3, 2, 3, and 4. For the avoidance of doubt, upon any termination of this Agreement, You may not make available any content, functionality, or services through the use of the In-App Purchase API. Apple will not be liable for compensation, indemnity, or damages of any sort as a result of terminating this Agreement in accordance with its terms, and termination of this Agreement will be without prejudice to any other right or remedy Apple may have, now or in the future.

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13. NO WARRANTY

The Apple Software or services may contain inaccuracies or errors that could cause failures or loss of data and it may be incomplete. Apple or its licensors may provide or make available through the Apple Software or as part of the Program, certain web-based applications, service-related software, certificate-issuance services, App Store services or other services for Your use (collectively the “Services” for purposes of this Section 13 and 14). Apple and its licensors reserve the right to change, suspend, remove, or disable access to any Services (or any part thereof) at any time without notice. In no event will Apple or its licensors be liable for the removal of or disabling of access to any such Services. Apple or its licensors may also impose limits on the use of or access to certain Services, or may remove the Services for indefinite time periods or cancel the Services at any time and in any case and without notice or liability. YOU EXPRESSLY ACKNOWLEDGE AND AGREE THAT USE OF THE APPLE SOFTWARE, SECURITY SOLUTION, AND ANY SERVICES IS AT YOUR SOLE RISK AND THAT THE ENTIRE RISK AS TO SATISFACTORY QUALITY, PERFORMANCE, ACCURACY AND EFFORT IS WITH YOU. THE APPLE SOFTWARE, SECURITY SOLUTION, AND ANY SERVICES ARE PROVIDED “AS IS” AND “AS AVAILABLE”, WITH ALL FAULTS AND WITHOUT WARRANTY OF ANY KIND, AND APPLE, APPLE’S AGENTS AND APPLE’S LICENSORS (COLLECTIVELY REFERRED TO AS “APPLE” FOR THE PURPOSES OF SECTIONS 13 AND 14) HEREBY DISCLAIM ALL WARRANTIES AND CONDITIONS WITH RESPECT TO THE APPLE SOFTWARE, SECURITY SOLUTION, AND SERVICES, EITHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES AND CONDITIONS OF MERCHANTABILITY, SATISFACTORY QUALITY, FITNESS FOR A PARTICULAR PURPOSE, ACCURACY, TIMELINESS, AND NON-INFRINGEMENT OF THIRD PARTY RIGHTS. APPLE DOES NOT WARRANT AGAINST INTERFERENCE WITH YOUR ENJOYMENT OF THE APPLE SOFTWARE, SECURITY SOLUTION, OR SERVICES, THAT THE APPLE SOFTWARE, SECURITY SOLUTION, OR SERVICES WILL MEET YOUR REQUIREMENTS, THAT THE OPERATION OF THE APPLE SOFTWARE, SECURITY SOLUTION, OR THE PROVISION OF SERVICES WILL BE UNINTERRUPTED, TIMELY, SECURE OR ERROR-FREE, THAT DEFECTS OR ERRORS IN THE APPLE SOFTWARE, SECURITY SOLUTION, OR SERVICES WILL BE CORRECTED, OR THAT THE APPLE SOFTWARE, SECURITY SOLUTION, OR SERVICES WILL BE COMPATIBLE WITH FUTURE APPLE PRODUCTS, SERVICES OR SOFTWARE OR ANY THIRD PARTY SOFTWARE, APPLICATIONS, OR SERVICES, OR THAT ANY INFORMATION STORED OR TRANSMITTED THROUGH ANY APPLE SOFTWARE OR SERVICES WILL NOT BE LOST, CORRUPTED OR DAMAGED. YOU ACKNOWLEDGE THAT THE APPLE SOFTWARE AND SERVICES ARE NOT INTENDED OR SUITABLE FOR USE IN SITUATIONS OR ENVIRONMENTS WHERE ERRORS, DELAYS, FAILURES OR INACCURACIES IN THE TRANSMISSION OR STORAGE OF DATA OR INFORMATION BY OR THROUGH THE APPLE SOFTWARE OR SERVICES COULD LEAD TO DEATH, PERSONAL INJURY, OR FINANCIAL, PHYSICAL, PROPERTY OR ENVIRONMENTAL DAMAGE, INCLUDING WITHOUT LIMITATION THE OPERATION OF NUCLEAR FACILITIES, AIRCRAFT NAVIGATION OR COMMUNICATION SYSTEMS, AIR TRAFFIC CONTROL, LIFE SUPPORT OR WEAPONS SYSTEMS. NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY APPLE OR AN APPLE AUTHORIZED REPRESENTATIVE WILL CREATE A WARRANTY NOT EXPRESSLY STATED IN THIS AGREEMENT. SHOULD THE APPLE SOFTWARE, SECURITY SOLUTION, OR SERVICES PROVE DEFECTIVE, YOU ASSUME THE ENTIRE COST OF ALL NECESSARY SERVICING, REPAIR OR CORRECTION. Location data as well as any maps data provided by any Services or software is for basic navigational purposes only and is not intended to be relied upon in situations where precise location information is needed or where erroneous, inaccurate or incomplete location data may lead to death, personal injury, property or environmental damage. Neither Apple nor any of its licensors guarantees the availability, accuracy, completeness, reliability, or timeliness of location data or any other data or information displayed by any Services or software.

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14. LIMITATION OF LIABILITY

TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, IN NO EVENT WILL APPLE BE LIABLE FOR PERSONAL INJURY, OR ANY INCIDENTAL, SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES WHATSOEVER, INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF PROFITS, LOSS OF DATA, BUSINESS INTERRUPTION OR ANY OTHER COMMERCIAL DAMAGES OR LOSSES, ARISING OUT OF OR RELATED TO THIS AGREEMENT, YOUR USE OR INABILITY TO USE THE APPLE SOFTWARE, SECURITY SOLUTION OR SERVICES, DIGITAL CERTIFICATES, OR YOUR DEVELOPMENT EFFORTS OR PARTICIPATION IN THE PROGRAM, HOWEVER CAUSED, WHETHER UNDER A THEORY OF CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE), PRODUCTS LIABILITY, OR OTHERWISE, EVEN IF APPLE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY REMEDY. In no event shall Apple’s total liability to You under this Agreement for all damages (other than as may be required by applicable law in cases involving personal injury) exceed the amount of fifty dollars ($50.00).

15. General Legal Terms

15.1 Third Party Notices. Portions of the Apple Software or services may utilize or include third party software and other copyrighted material. Acknowledgements, licensing terms and disclaimers for such material are contained in the electronic documentation for the Apple Software and services, and Your use of such material is governed by their respective terms.

15.2 Consent to Collection and Use of Data—Pre-Release Versions of iOS. In order to test and improve Apple’s products and services, and unless You or Your Authorized Developers opt-out as set forth below, You acknowledge that Apple and its subsidiaries and agents will be collecting, using, storing, processing and analyzing (collectively, “Collecting”) diagnostic and usage logs from Your Authorized Test Devices (that are running such pre-release versions of iOS) as part of the developer seeding process. This information will be Collected in a form that does not personally identify You or Your Authorized Developers and may be Collected from Your Authorized Test Devices at any time, including when You or Your Authorized Developers sync to iTunes or automatically over a secure over-the-air connection. The information that would be Collected includes, but is not limited to, general diagnostic and usage data, various unique device identifiers, and, if Location Services is enabled for Diagnostics, the location of the Device once per day, the location when a call ends, and the wireless/cellular network coverage and current radio conditions at a particular location. By installing or using pre-release versions of iOS on Your Authorized Test Devices, You acknowledge and agree that Apple and its subsidiaries and agents have Your permission to Collect all such information and use it as set forth above. If You do not agree to the foregoing, You may choose to turn off Diagnostics by going to Settings > General > About > Diagnostics & Usage on the Device. You can also choose to turn off Location Services for Diagnostics at any time. To do so, open Settings, tap Location Services, tap System Services and turn off the Diagnostics switch on the Device.

15.3 Consent to Collection and Use of Data—Other Pre-Release Apple Software and services. In order to test and improve Apple’s products and services, and only if You choose to install or use other pre-release Apple Software or services provided as part of the developer seeding process, You acknowledge that Apple and its subsidiaries and agents may be Collecting diagnostic, technical, usage and related information from other pre-release Apple Software and services. Apple will notify You about the Collection of such information on the Program web portal, and You should carefully review the Release Notes and other information disclosed by Apple in such location prior to choosing whether or not to install or use any such pre-release Apple Software or services. By installing or using such pre-release Apple Software and services, You acknowledge and agree that Apple and its subsidiaries and agents have Your permission to Collect any and all such information and use it as set forth above.

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15.4 Assignment; Relationship of the Parties. This Agreement may not be assigned, nor may any of Your obligations under this Agreement be delegated, in whole or in part, by You by operation of law, merger, or any other means without Apple’s express prior written consent and any attempted assignment without such consent will be null and void. Except for the agency appointment as specifically set forth in Schedule 1 (if applicable), this Agreement will not be construed as creating any other agency relationship, or a partnership, joint venture, fiduciary duty, or any other form of legal association between You and Apple, and You will not represent to the contrary, whether expressly, by implication, appearance or otherwise. This Agreement is not for the benefit of any third parties.

15.5 Independent Development. Nothing in this Agreement will impair Apple’s right to develop, acquire, license, market, promote, or distribute products or technologies that perform the same or similar functions as, or otherwise compete with, Applications, Licensed Applications or any other products or technologies that You may develop, produce, market, or distribute.

15.6 Notices. Any notices relating to this Agreement shall be in writing. Notices will be deemed given by Apple when sent to You at the email address or mailing address You provided during the sign-up process. All notices to Apple relating to this Agreement will be deemed given (a) when delivered personally, (b) three business days after having been sent by commercial overnight carrier with written proof of delivery, and (c) five business days after having been sent by first class or certified mail, postage prepaid, to this Apple address: iOS Developer Program Licensing, Apple Inc., 12545 Riata Vista Circle, MS 198-3SW, Austin, TX 78727, U.S.A. You consent to receive notices by email and agree that any such notices that Apple sends You electronically will satisfy any legal communication requirements. A party may change its email or mailing address by giving the other written notice as described above.

15.7 Severability. If a court of competent jurisdiction finds any clause of this Agreement to be unenforceable for any reason, that clause of this Agreement shall be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement shall continue in full force and effect. However, if applicable law prohibits or restricts You from fully and specifically complying with, or appointing Apple and Apple Subsidiaries as Your agent under, Schedule 1 or the Sections of this Agreement entitled “Internal Use License and Restrictions”, “Your Obligations” or “Digital Signing of Applications; Restrictions on Certificates”, or prevents the enforceability of any of those Sections or Schedule 1, this Agreement will immediately terminate and You must immediately discontinue any use of the Apple Software as described in the Section entitled “Term and Termination.”

15.8 Waiver and Construction. Failure by Apple to enforce any provision of this Agreement shall not be deemed a waiver of future enforcement of that or any other provision. Any laws or regulations that provide that the language of a contract will be construed against the drafter will not apply to this Agreement. Section headings are for convenience only and are not to be considered in construing or interpreting this Agreement.

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15.9 Export Control. You may not use, export, re-export, import, sell or transfer the Apple Software except as authorized by United States law, the laws of the jurisdiction in which You obtained the Apple Software, and any other applicable laws and regulations. In particular, but without limitation, the Apple Software may not be exported or re-exported (a) into any U.S. embargoed countries or (b) to anyone on the U.S. Treasury Department’s list of Specially Designated Nationals or the U.S. Department of Commerce Denied Person’s List or Entity List. By using the Apple Software, You represent and warrant that You are not located in any such country or on any such list. You also agree that You will not use the Apple Software for any purposes prohibited by United States law, including, without limitation, the development, design, manufacture or production of nuclear, missiles, or chemical or biological weapons. You certify that pre-release versions of the Apple Software will only be used for development and testing purposes, and will not be rented, sold, leased, sublicensed, assigned, or otherwise transferred. Further, You certify that You will not transfer or export any product, process or service that is a direct product of such pre-release Apple Software.

15.10 Government End-users. The Apple Software and Documentation are “Commercial Items”, as that term is defined at 48 C.F.R. §2.101, consisting of “Commercial Computer Software” and “Commercial Computer Software Documentation”, as such terms are used in 48 C.F.R. §12.212 or 48 C.F.R. §227.7202, as applicable. Consistent with 48 C.F.R. §12.212 or 48 C.F.R. §227.7202-1 through 227.7202-4, as applicable, the Commercial Computer Software and Commercial Computer Software Documentation are being licensed to U.S. Government end-users (a) only as Commercial Items and (b) with only those rights as are granted to all other end-users pursuant to the terms and conditions herein. Unpublished-rights reserved under the copyright laws of the United States.

15.11 Dispute Resolution; Governing Law. Any litigation or other dispute resolution between You and Apple arising out of or relating to this Agreement, the Apple Software, or Your relationship with Apple will take place in the Northern District of California, and You and Apple hereby consent to the personal jurisdiction of and exclusive venue in the state and federal courts within that District with respect any such litigation or dispute resolution. This Agreement will be governed by and construed in accordance with the laws of the United States and the State of California, except that body of California law concerning conflicts of law.

Notwithstanding the foregoing, if You are an agency, instrumentality or department of the federal government of the United States, then this Agreement shall be governed in accordance with the laws of the United States of America, and in the absence of applicable federal law, the laws of the State of California will apply. Further, and notwithstanding anything to the contrary in this Agreement (including but not limited to Section 11 (Indemnification)), all claims, demands, complaints and disputes will be subject to the Contract Disputes Act (41 U.S.C. §§601-613), the Tucker Act (28 U.S.C. § 1346(a) and § 1491), or the Federal Tort Claims Act (28 U.S.C. §§ 1346(b), 2401-2402, 2671-2672, 2674-2680), as applicable, or other applicable governing authority. For the avoidance of doubt, if You are an agency, instrumentality, or department of the federal, state or local government of the U.S. or a U.S. public and accredited educational institution, then Your indemnification obligations are only applicable to the extent they would not cause You to violate any applicable law (e.g., the Anti-Deficiency Act), and You have any legally required authorization or authorizing statute.

If You (as an entity entering into this Agreement) are a U.S. public and accredited educational institution or an agency, instrumentality, or department of a state or local government within the United States, then (a) this Agreement will be governed and construed in accordance with the laws of the state (within the U.S.) in which Your entity is domiciled, except that body of state law concerning conflicts of law; and (b) any litigation or other dispute resolution between You and Apple arising out of or relating to this Agreement, the Apple Software, or Your relationship with Apple will take place in federal court within the Northern District of California, and You and Apple hereby consent to the personal jurisdiction of and exclusive venue of such District unless such consent is expressly prohibited by the laws of the state in which Your entity is domiciled.

This Agreement shall not be governed by the United Nations Convention on Contracts for the International Sale of Goods, the application of which is expressly excluded.

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15.12 Entire Agreement; Governing Language. This Agreement constitutes the entire agreement between the parties with respect to the use of the Apple Software licensed hereunder and supersedes all prior understandings and agreements regarding its subject matter, including the iOS SDK Agreement (clickwrap) accompanying the SDK. This Agreement may be modified only: (a) by a written amendment signed by both parties, or (b) to the extent expressly permitted by this Agreement (for example, by Apple by written or email notice to You). Any translation of this Agreement is done for local requirements and in the event of a dispute between the English and any non-English version, the English version of this Agreement shall govern. If You are located in the province of Quebec, Canada, the following clause applies: The parties hereby confirm that they have requested that this Agreement and all related documents be drafted in English. Les parties ont exigé que le présent contrat et tous les documents connexes soient rédigés en anglais.

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Attachment 1

(to the Agreement)

Additional Terms for Apple Push Notification service and Local Notifications

The following terms are in addition to the terms of the Agreement and apply to any use of the APN (Apple Push Notification service) in Your Application and/or in Your Pass or the delivery of Local Notifications to Your Application or Pass:

1. Use of the APN and Local Notifications

1.1 Your Application and/or Your Pass may only access the APN via the APN API and only if You have been assigned a Push Application ID or Pass ID by Apple. Except for the limited purpose of Section 5 below, You agree not to share your Push Application ID or Pass ID with any third party. You understand that Your Application will not be permitted to access or use the APN after expiration or termination of Your Agreement.

1.2 You are only permitted to use the APN and the APN APIs for the purpose of sending Push Notifications to Your Application or Your Pass on an iOS Product as expressly permitted by the Agreement (including but not limited to this Attachment 1) and the APN Documentation, and You must only do so in accordance with all applicable laws and regulations (including all intellectual property laws). You further agree that You must disclose to Apple any use of the APN as part of the submission process for Your Application.

1.3 You understand that before You send an end-user any Push Notifications through the APN, the end-user must provide consent to receive such Notifications. You agree not to disable, override or otherwise interfere with any Apple-implemented consent panels or any Apple system preferences for enabling or disabling Notifications functionality. If the end-user’s consent to receive Push Notifications is denied or later withdrawn, You may not send the end-user Push Notifications.

2. Additional Requirements

2.1 You may not use the APN or Local Notifications for the purpose of sending unsolicited messages to end-users or for the purpose of phishing or spamming, including, but not limited to, engaging in any types of activities that violate anti-spamming laws and regulations, or that are otherwise improper, inappropriate or illegal.

2.2 You may not use the APN or Local Notifications for the purposes of advertising, product promotion, or direct marketing of any kind (e.g., up-selling, cross-selling, etc.), including, but not limited to, sending any messages to promote the use of Your Application or advertise the availability of new features or versions. Notwithstanding the foregoing, You may use the APN or Local Notifications for promotional purposes in connection with Your Pass so long as such use is directly related to the Pass, e.g., a store coupon may be sent to Your Pass in Passbook.

2.3 You may not excessively use the overall network capacity or bandwidth of the APN, or unduly burden an iOS Product with excessive Push Notifications or Local Notifications, as may be determined by Apple in its reasonable discretion. In addition, You agree not to harm or interfere with Apple’s networks or servers, or any third party servers or networks connected to the APN, or otherwise disrupt other developers’ use of the APN.

2.4 You may not use the APN or Local Notifications to send material that contains any obscene, pornographic, offensive or defamatory content or materials of any kind (text, graphics, images, photographs, sounds, etc.), or other content or materials that in Apple’s reasonable judgment may be found objectionable by the end-user of Your Application or Your Pass.

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2.5 You may not transmit, store or otherwise make available any material that contains viruses or any other computer code, files or programs that may harm, disrupt or limit the normal operation of the APN or an iOS Product, and You agree not to disable, spoof, hack or otherwise interfere with any security, digital signing, verification or authentication mechanisms that are incorporated in or used by the APN, or enable others to do so.

3. Delivery by the APN or via Local Notifications

You understand and agree that in order to provide the APN and make Your Push Notifications available on iOS Products, Apple may transmit Your Push Notifications across various public networks, in various media, and modify or change Your Push Notifications to comply with the technical and other requirements for connecting to networks or devices. You acknowledge and agree that the APN is not, and is not intended to be, a guaranteed or secure delivery service, and You shall not use or rely upon it as such. Further, as a condition to using the APN or delivering Local Notifications, You agree not to transmit sensitive personal or confidential information belonging to an individual (e.g., a social security number, financial account or transactional information, or any information where the individual may have a reasonable expectation of secure transmission) as part of any such Notification, and You agree to comply with any applicable notice or consent requirements with respect to any collection, transmission, maintenance, processing or use of an end-user’s personal information.

4. Your Acknowledgements

You acknowledge and agree that:

4.1 Apple may at any time, and from time to time, with or without prior notice to You (a) modify the APN, including changing or removing any feature or functionality, or (b) modify, deprecate, reissue or republish the APN APIs. You understand that any such modifications may require You to change or update Your Applications or Your Passes at Your own cost. Apple has no express or implied obligation to provide, or continue to provide, the APN and may suspend or discontinue all or any portion of the APN at any time. Apple shall not be liable for any losses, damages or costs of any kind incurred by You or any other party arising out of or related to any such service suspension or discontinuation or any such modification of the APN or APN APIs.

4.2 The APN is not available in all languages or in all countries and Apple makes no representation that the APN is appropriate or available for use in any particular location. To the extent You choose to access and use the APN, You do so at Your own initiative and are responsible for compliance with any applicable laws, including but not limited to any local laws.

4.3 Apple provides the APN to You for Your use with Your Application or Your Pass, and does not provide the APN directly to any end-user. You acknowledge and agree that any Push Notifications are sent by You, not Apple, to the end-user of Your Application, and You are solely liable and responsible for any data or content transmitted therein and for any use of the APN in Your Application. Further, You acknowledge and agree that any Local Notifications are sent by You, not Apple, to the end-user of Your Application, and You are solely liable and responsible for any data or content transmitted therein.

4.4 Apple makes no guarantees to You in relation to the availability or uptime of the APN and is not obligated to provide any maintenance, technical or other support for the APN.

4.5 Apple reserves the right to remove Your access to the APN or revoke Your Push Application ID at any time in its sole discretion.

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4.6 Apple may monitor and collect information (including but not limited to technical and diagnostic information) about Your usage of the APN to aid Apple in improving the APN and other Apple products or services and to verify Your compliance with this Agreement; provided however that Apple will not access or disclose the content of any Push Notification unless Apple has a good faith belief that such access or disclosure is reasonably necessary to: (a) comply with legal process or request; (b) enforce the terms of this Agreement, including investigation of any potential violation hereof; (c) detect, prevent or otherwise address security, fraud or technical issues; or (d) protect the rights, property or safety of Apple, its developers, customers or the public as required or permitted by law.

5. Third Party Service Providers

You are permitted to employ or retain a third party (“Service Provider”) to assist You in accessing and using the APN in Your Applications or Your Passes, including, but not limited to, engaging any such Service Provider to maintain and administer Your Applications’ servers on Your behalf, provided any such Service Provider’s access to and use of the APN is only done on Your behalf in providing such services to You for Your Application and/or Your Pass and in accordance with these terms, and is subject to a binding written agreement between You and the Service Provider with terms at least as restrictive and protective of Apple as those set forth herein, including, but not limited to, confidentiality for pre-release versions of the APN and indemnity obligations to Apple. Any actions undertaken by any such Service Provider in relation to Your Push Application and/or arising out of this Agreement shall be deemed to have been taken by You, and You (in addition to the Service Provider) shall be responsible to Apple for all such actions (or any inactions), including but not limited to indemnifying Apple against any harm caused by the Service Provider acting on Your behalf. In the event of any actions or inactions that would constitute a violation of this Agreement or otherwise cause any harm, Apple reserves the right to require You to change Service Providers.

6. Additional Liability Disclaimer

APPLE SHALL NOT BE LIABLE FOR ANY DAMAGES OR LOSSES ARISING FROM ANY INTERRUPTIONS TO THE APN OR ANY USE OF NOTIFICATIONS, INCLUDING, BUT NOT LIMITED TO, ANY POWER OUTAGES, SYSTEM FAILURES, NETWORK ATTACKS, SCHEDULED OR UNSCHEDULED MAINTENANCE, OR OTHER INTERRUPTIONS.

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Attachment 2

(to the Agreement)

Additional Terms for Use of the In-App Purchase API

The following terms are in addition to the terms of the Agreement and apply to any use of the In-App Purchase API in Your Application:

1. Use of the In-App Purchase API

1.1 You may use the In-App Purchase API only to enable end-users to access or receive content, functionality, or services that You make available for use within Your Application (e.g., digital books, additional game levels, access to a turn-by-turn map service). You may not use the In-App Purchase API to offer goods or services to be used outside of Your Application.

1.2 You must submit to Apple for review and approval all content, functionality, or services that You plan to provide through the use of the In-App Purchase API in accordance with these terms and the processes set forth in Section 6 of the Agreement. For all submissions, You must provide the name, text description, price, unique identifier number, and other information that Apple reasonably requests (collectively, the “Submission Description”). Apple reserves the right to review the actual content, functionality or service that has been described in the Submission Descriptions at any time, including, but not limited to, in the submission process and after approval of the Submission Description by Apple. If You would like to provide additional content, functionality or services through the In-App Purchase API that are not described in Your Submission Description, then You must first submit a new or updated Submission Description for review and approval by Apple prior to making such items available through the use of the In-App Purchase API. Apple reserves the right to withdraw its approval of content, functionality, or services previously approved, and You agree to stop making any such content, functionality, or services available for use within Your Application.

1.3 All content, functionality, and services offered through the In-App Purchase API are subject to the Program Requirements for Applications, and after such content, services or functionality are added to a Licensed Application, they will be deemed part of the Licensed Application and will be subject to all the same obligations and requirements.

2. Additional Restrictions

2.1 You may not use the In-App Purchase API to enable an end-user to set up a pre-paid account to be used for subsequent purchases of content, functionality, or services, or otherwise create balances or credits that end-users can redeem or use to make purchases at a later time.

2.2 You may not enable end-users to purchase Currency of any kind through the In-App Purchase API, including but not limited to any Currency for exchange, gifting, redemption, transfer, trading or use in purchasing or obtaining anything within or outside of Your Application. “Currency” means any form of currency, points, credits, resources, content or other items or units recognized by a group of individuals or entities as representing a particular value and that can be transferred or circulated as a medium of exchange.

2.3 Content and services may be offered through the In-App Purchase API on a subscription basis (e.g., subscriptions to newspapers and magazines). Rentals of content, services or functionality through the In-App Purchase API are not allowed (e.g., use of particular content may not be restricted to a pre-determined, limited period of time).

Notwithstanding the provisions of Section 3.3.9 of the Agreement, if Your Licensed Application is content based (e.g., magazines and newspapers) and offered on an auto-renewing subscription basis through the use of the In-App Purchase API, You may collect certain user data (e.g., user name, email address, zip code), provided that You clearly and conspicuously notify the user of Your privacy policy and that its terms will govern the ways that You may use such information, and further provided that the user consents to Your collection and use prior to gathering such data. You agree to maintain, and strictly comply with the terms of, Your privacy policy.

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2.4 You may not use the In-App Purchase API to send any software updates to Your Application or otherwise add any additional executable code to Your Application. An In-App Purchase item must either already exist in Your Application waiting to be unlocked, be streamed to Your Application after the In-App Purchase API transaction has been completed, or be downloaded to Your Application solely as data after such transaction has been completed.

2.5 You may not use the In-App Purchase API to deliver any items that contain content or materials of any kind (text, graphics, images, photographs, sounds, etc.) that in Apple’s reasonable judgment may be found objectionable or inappropriate, for example, materials that may be considered obscene, pornographic, or defamatory.

2.6 With the exception of items of content that an end-user consumes or uses up within Your Application (e.g., virtual supplies such as construction materials) (a “Consumable”), any other content, functionality, services or subscriptions delivered through the use of the In-App Purchase API (e.g., a sword for a game) (a “Non-Consumable”) must be made available to end-users in accordance with the same usage rules as Licensed Applications (e.g., any such content, services or functionality must be available to all of the devices associated with an end-user’s account). You will be responsible for identifying Consumable items to Apple and for disclosing to end-users that Consumables will not be available for use on other devices.

3. Your Responsibilities

3.1 For each successfully completed transaction made using the In-App Purchase API, Apple will provide You with a transaction receipt. It is Your responsibility to verify the validity of such receipt prior to the delivery of any content, functionality, or services to an end-user and Apple will not be liable for Your failure to verify that any such transaction receipt came from Apple.

3.2 Unless Apple provides You with user interface elements, You are responsible for developing the user interface Your Application will display to end-users for orders made through the In-App Purchase API. You agree not to misrepresent, falsely claim, mislead or engage in any unfair or deceptive acts or practices regarding the promotion and sale of items through Your use of the In-App Purchase API, including, but not limited to, in the Licensed Application Information and any metadata that You submit through iTunes Connect. You agree to comply with all applicable laws and regulations, including those in any jurisdictions in which you make content, functionality, services or subscriptions available through the use of the In-App Purchase API, including but not limited to consumer laws and export regulations.

3.3 Apple may provide hosting services for Non-Consumables that You would like to provide to Your end-users through the use of the In-App Purchase API. Even if Apple hosts such Non-Consumables on Your behalf, You are responsible for providing items ordered through the In-App Purchase API in a timely manner (i.e., promptly after Apple issues the transaction receipt, except in cases where You have disclosed to Your end-user that the item will be made available at a later time) and for complying with all applicable laws in connection therewith, including but not limited to, laws, rules and regulations related to cancellation or delivery of ordered items. You are responsible for maintaining Your own records for all such transactions.

3.4 You will not issue any refunds to end-users of Your Application, and You agree that Apple may issue refunds to end-users in accordance with the terms of Schedule 2.

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4. Apple Services

4.1 From time to time, Apple may choose to offer additional services and functionality relating to In-App Purchase API transactions. Apple makes no guarantees that the In-App Purchase API or any related services will continue to be made available to You or that they will meet Your requirements, be uninterrupted, timely, secure or free from error, that any information that You obtain from the In-App Purchase API or any related services will be accurate or reliable or that any defects will be corrected.

4.2 You understand that You will not be permitted to access or use the In-App Purchase API after expiration or termination of Your Agreement.

5. Your Acknowledgements

You acknowledge and agree that:

5.1 Apple may at any time, and from time to time, with or without prior notice to You (a) modify the In-App Purchase API, including changing or removing any feature or functionality, or (b) modify, deprecate, reissue or republish the In-App Purchase API. You understand that any such modifications may require You to change or update Your Applications at Your own cost in order to continue to use the In-App Purchase API. Apple has no express or implied obligation to provide, or continue to provide, the In-App Purchase API or any services related thereto and may suspend or discontinue all or any portion of thereof at any time. Apple shall not be liable for any losses, damages or costs of any kind incurred by You or any other party arising out of or related to any suspension, discontinuation or modification of the In-App Purchase API or any services related thereto.

5.2 Apple provides the In-App Purchase API to You for Your use with Your Application, and may provide services to You in connection therewith (e.g., hosting services for Non-Consumable items). Apple is not responsible for providing or unlocking any content, functionality, services or subscriptions that an end-user orders through Your use of the In-App Purchase API. You acknowledge and agree that any such items are made available by You, not Apple, to the end-user of Your Application, and You are solely liable and responsible for such items ordered through the use of the In-App Purchase API and for any such use of the In-App Purchase API in Your Application or for any use of services in connection therewith.

5.3 Apple makes no guarantees to You in relation to the availability or uptime of the In-App Purchase API or any other services that Apple may provide to You in connection therewith, and Apple is not obligated to provide any maintenance, technical or other support related thereto.

6. Third Party Service Providers

You are permitted to employ or retain a Service Provider to assist You in delivery of content, functionality, services or subscriptions through the In-App Purchase API including, but not limited to, engaging any such Service Provider to maintain and administer Your Applications’ servers on Your behalf, provided any such Service Provider’s access to and use of the In-App Purchase API is only done on Your behalf in providing such services to You for Your Application and in accordance with these terms, and is subject to a binding written agreement between You and the Service Provider with terms at least as restrictive and protective of Apple as those set forth herein, including, but not limited to, confidentiality for pre-release versions of the Apple Software and indemnity obligations to Apple. Any actions undertaken by any such Service Provider in relation to Your Application, Your use of the In-App Purchase API, and/or arising out of this Agreement shall be deemed to have been taken by You, and You (in addition to the Service Provider) shall be responsible to Apple for all such actions (or any inactions), including but not limited to indemnifying Apple against any harm caused by the Service Provider acting on Your behalf. In the event of any actions or inactions that would constitute a violation of this Agreement or otherwise cause any harm, Apple reserves the right to require You to change Service Providers.

Program Agreement	Page 32

7. Use of Digital Certificates for In-App Purchase

When an end-user completes a transaction using the In-App Purchase API in Your Application, Apple will provide You with a transaction receipt signed with an Apple-issued certificate. It is Your responsibility to verify that such certificate and receipt were issued by Apple, as set forth in the Documentation. You are solely responsible for Your decision to rely on any such certificates and receipts. YOUR USE OF OR RELIANCE ON SUCH CERTIFICATES AND RECEIPTS IN CONNECTION WITH THE IN-APP PURCHASE API IS AT YOUR SOLE RISK. APPLE MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, AS TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, ACCURACY, RELIABILITY, SECURITY, OR NON-INFRINGEMENT OF THIRD PARTY RIGHTS WITH RESPECT TO SUCH DIGITAL CERTIFICATES AND RECEIPTS. You agree that You will only use such receipts and certificates in accordance with the Documentation, and that You will not interfere or tamper with the normal operation of such digital certificates or receipts, including but not limited to any falsification or other misuse.

8. Additional Liability Disclaimer

APPLE SHALL NOT BE LIABLE FOR ANY DAMAGES OR LOSSES ARISING FROM THE USE OF THE IN-APP PURCHASE API AND ANY RELATED SERVICES, INCLUDING, BUT NOT LIMITED TO, (I) ANY LOSS OF PROFIT (WHETHER INCURRED DIRECTLY OR INDIRECTLY), ANY LOSS OF GOODWILL OR BUSINESS REPUTATION, ANY LOSS OF DATA SUFFERED, OR OTHER INTANGIBLE LOSS, (II) ANY CHANGES WHICH APPLE MAY MAKE TO THE IN-APP PURCHASE API OR ANY SERVICES, OR FOR ANY PERMANENT OR TEMPORARY CESSATION IN THE PROVISION OF THE IN-APP PURCHASE API OR ANY SERVICES (OR ANY FEATURES WITHIN THE SERVICES) PROVIDED THEREWITH, OR (III) THE DELETION OF, CORRUPTION OF, OR FAILURE TO PROVIDE ANY DATA TRANSMITTED BY OR THROUGH YOUR USE OF THE IN-APP PURCHASE API OR SERVICES. It is Your responsibility to maintain appropriate alternate backup of all Your information and data, including but not limited to any Non-Consumables that You may provide to Apple for hosting services.

Program Agreement	Page 33

Attachment 3

(to the Agreement)

Additional Terms for the Game Center

The following terms are in addition to the terms of the Agreement and apply to any use of the Game Center service by You or Your Application; provided however that You may only use confidential, pre-release versions of the Game Center service for testing and development of Your Application and may not use such pre-release service in Your Licensed Application or disclose it in any way until it is publicly released by Apple.

1. Use of the Game Center service

1.1 You and Your Application may not connect to or use the Game Center service in any way not expressly authorized by Apple. You agree to only use the Game Center service in accordance with this Agreement (including this Attachment 3), the Game Center Documentation and in accordance with all applicable laws. You understand that neither You nor Your Application will be permitted to access or use the Game Center service after expiration or termination of Your Agreement.

1.2 Apple may provide You with a unique identifier which is associated with an end-user’s alias as part of the Game Center service (the “Player ID”). You agree to not display the Player ID to the end-user or to any third party, and You agree to only use the Player ID for differentiation of end-users in connection with Your use of the Game Center. You agree not to reverse look-up, trace, relate, associate, mine, harvest, or otherwise exploit the Player ID, aliases or other data or information provided by the Game Center service, except to the extent expressly permitted herein. For example, You will not attempt to determine the real identity of an end-user.

1.3 You will only use information provided by the Game Center service as necessary for providing services and functionality for Your Applications as well as any Mac App Store applications that You have associated with Your developer account. For example, You will not host or export any such information to a third party service. Further, You agree not to transfer or copy any user information or data (whether individually or in the aggregate) obtained through the Game Center service to a third party except as necessary for providing services and functionality for Your Applications (and Your Mac App Store applications), and then only with express user consent and only if not otherwise prohibited in this Agreement.

1.4 You will not attempt to gain (or enable others to gain) unauthorized use or access to the Game Center service (or any part thereof) in any way, including but not limited to obtaining information from the Game Center service using any method not expressly permitted by Apple. For example, You may not use packet sniffers to intercept any communications protocols from systems or networks connected to the Game Center, scrape any data or user information from the Game Center, or use any third party software to collect information through the Game Center about players, game data, accounts, or service usage patterns.

2. Additional Restrictions

2.1 You agree not to harm or interfere with Apple’s networks or servers, or any third party servers or networks connected to the Game Center service, or otherwise disrupt other developers’ or end-users’ use of the Game Center. You agree that, except for testing and development purposes, You will not create false accounts through the use of the Game Center service or otherwise use the Game Center service to misrepresent information about You or Your Application in a way that would interfere with an end-users’ use of the Game Center service, e.g., creating inflated high scores through the use of cheat codes or falsifying the number of user accounts for Your Application.

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2.2 You will not institute, assist, or enable any disruptions of the Game Center, such as through a denial of service attack, through the use of an automated process or service such as a spider, script, or bot, or through exploiting any bug in the Game Center service or Apple Software. You agree not to probe, test or scan for vulnerabilities in the Game Center service. You further agree not to disable, spoof, hack, undermine or otherwise interfere with any data protection, security, verification or authentication mechanisms that are incorporated in or used by the Game Center service, or enable others to do so.

2.3 You will not transmit, store or otherwise make available any material that contains viruses or any other computer code, files or programs that may harm, disrupt or limit the normal operation of the Game Center or an iOS Product.

2.4 You agree not to use any portion of the Game Center service for sending any unsolicited, improper or inappropriate messages to end-users or for the purpose of poaching, phishing or spamming of Game Center users. You will not reroute (or attempt to reroute) users of the Game Center to another service using any information You obtain through the use of the Game Center service.

2.5 You shall not charge any fees to end-users for access to the Game Center service or for any data or information provided therein.

3. Your Acknowledgements

You acknowledge and agree that:

3.1 Apple may at any time, and from time to time, with or without prior notice to You (a) modify the Game Center service, including changing or removing any feature or functionality, or (b) modify, deprecate, reissue or republish the Game Center APIs or related APIs. You understand that any such modifications may require You to change or update Your Applications at Your own cost. Apple has no express or implied obligation to provide, or continue to provide, the Game Center service and may suspend or discontinue all or any portion of the Game Center service at any time. Apple shall not be liable for any losses, damages or costs of any kind incurred by You or any other party arising out of or related to any such service suspension or discontinuation or any such modification of the Game Center service or Game Center APIs.

3.2 As long as the Game Center service is a confidential, pre-release service, You will only allow it to be used for testing and development purposes by Your Authorized Developers and only for use on Your Authorized Test Devices, and You will not use any Game Center APIs in Your Licensed Applications. You agree to restrict access to such Authorized Test Devices in accordance with the terms of the Agreement.

3.3 Apple makes no guarantees to You in relation to the availability or uptime of the Game Center service and is not obligated to provide any maintenance, technical or other support for such service.

3.4 Apple reserves the right to remove Your access to the Game Center service at any time in its sole discretion.

3.5 Apple may monitor and collect information (including but not limited to technical and diagnostic information) about Your usage of the Game Center service to aid Apple in improving the Game Center and other Apple products or services and to verify Your compliance with this Agreement.

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4. Additional Liability Disclaimer

APPLE SHALL NOT BE LIABLE FOR ANY DAMAGES OR LOSSES ARISING FROM ANY INTERRUPTIONS TO THE GAME CENTER OR ANY SYSTEM FAILURES, NETWORK ATTACKS, SCHEDULED OR UNSCHEDULED MAINTENANCE, OR OTHER INTERRUPTIONS.

Program Agreement	Page 36

Attachment 4

(to the Agreement)

Additional Terms for the use of iCloud

The following terms are in addition to the terms of the Agreement and apply to Your use of the iCloud service for software development and testing in connection with Your Application or Multi-Platform Software. If You receive access to a beta trial for the end-user iCloud service, then Your usage as an end-user of the pre-release iCloud service will be subject to the terms accompanying such beta trial in addition to the terms of this Agreement. You may not use the pre-release iCloud Storage APIs or iCloud service in Your Licensed Application or Multi-Platform Software, or disclose it in any way until it is publicly released by Apple.

1. Use of iCloud

1.1 Your Application or Multi-Platform Software may only access the iCloud service via the iCloud Storage APIs, and then only if You have been assigned an Entitlement by Apple. You agree not to access the iCloud service, or any content, data or information contained therein, other than through the iCloud Storage APIs or as otherwise licensed by Apple. You agree not to share Your Entitlement with any third party or use it for any purposes not expressly permitted by Apple.

1.2 You understand that You will not be permitted to access or use the iCloud service for software development or testing after expiration or termination of Your Agreement; however users who have Your Applications or Multi-Platform Software installed and who have a valid end-user account with Apple to use iCloud may continue to access their user-generated documents and files in accordance with the applicable iCloud terms and conditions. You agree not to interfere with a user’s ability to access iCloud (or the user’s own user-generated documents and files) or to otherwise disrupt their use of the iCloud in any way and at any time.

1.3 Your Application is only permitted to use the iCloud service and the iCloud Storage APIs for the purpose of storage and retrieval of key value data (e.g., a list of stocks in a finance App, settings for an App) for Your Applications and Multi-Platform Software, and enabling Your end-users to access user-generated documents and files through the iCloud service. You agree to only use the iCloud service and iCloud Storage APIs as expressly permitted by the Agreement (including but not limited to this Attachment 4) and the iCloud Documentation, and in accordance with all applicable laws and regulations.

1.4 You may allow a user to access their user-generated documents and files from iCloud through the use of Your Applications as well as from Multi-Platform Software. However, You may not share key value data from Your Application with other Applications or Multi-Platform Software, unless You are sharing such data among different versions of the same title (e.g., the iPhone version of an Application can share key value data with an iPad or Mac App Store version of the same titled Application), or You have user consent.

2. Additional Requirements

2.1 You understand there are storage capacity limits for the iCloud service. If You or Your end-user reaches such capacity, then You or Your end-user may be unable to use the iCloud service until You or Your end-user have removed enough data from the service to meet the capacity limits or increased storage capacity, and You or Your end-user may be unable to access or retrieve data from iCloud during this time.

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2.2 You may not charge any fees to users for access to or use of the iCloud service through Your Applications and Multi-Platform Software, and You agree not to sell access to the iCloud service in any other way, including but not limited to operating Your own file storage service or reselling any part of the service. You will only use the iCloud service in Your Application or Multi-Platform Software to provide storage for an end-user who has a valid end-user account with Apple and only for use in accordance with the terms of such user account. For example, You will not induce any end-user to violate the terms of their applicable iCloud service agreement with Apple or to violate any Apple usage policies for data or information stored in the iCloud service.

2.3 You may not excessively use the overall network capacity or bandwidth of the iCloud service or otherwise burden such service with unreasonable data loads. You agree not to harm or interfere with Apple’s networks or servers, or any third party servers or networks connected to the iCloud, or otherwise disrupt other developers’ or users’ use of the iCloud service.

2.4 You will not disable or interfere with any warnings, iOS system settings, notices, or notifications that are presented to an end-user of the iCloud service by Apple.

3. Your Acknowledgements

You acknowledge and agree that:

3.1 Apple may at any time, with or without prior notice to You (a) modify the iCloud Storage APIs, including changing or removing any feature or functionality, or (b) modify, deprecate, reissue or republish the iCloud Storage APIs. You understand that any such modifications may require You to change or update Your Applications or Multi-Platform Software at Your own cost. Apple has no express or implied obligation to provide, or continue to provide, the iCloud service and may suspend or discontinue all or any portion of the iCloud service at any time. Apple shall not be liable for any losses, damages or costs of any kind incurred by You or any other party arising out of or related to any such service suspension or discontinuation or any such modification of the iCloud service or iCloud Storage APIs.

3.2 The iCloud service is not available in all languages or in all countries and Apple makes no representation that the iCloud service is appropriate or available for use in any particular location. To the extent You choose to provide access to the iCloud service in Your Applications or Multi-Platform Software through the iCloud Storage APIs, You do so at Your own initiative and are responsible for compliance with any applicable laws.

3.3 Apple makes no guarantees to You in relation to the availability or uptime of the iCloud service and is not obligated to provide any maintenance, technical or other support for the iCloud service. Apple is not responsible for any expenditures, investments, or commitments made by You in connection with the iCloud service, or for any use of or access to the iCloud service.

3.4 Apple reserves the right to revoke Your access to the iCloud service or impose limits on Your use of the iCloud service at any time in Apple’s sole discretion. In addition, Apple may impose or adjust the limit of transactions Your Applications or Multi-Platform Software may send or receive through the iCloud service or the resources or capacity that they may use at any time in Apple’s sole discretion.

3.5 Apple may monitor and collect information (including but not limited to technical and diagnostic information) about usage of the iCloud service to aid Apple in improving the iCloud service and other Apple products or services and to verify compliance with this Agreement; provided however that Apple will not access or disclose any user-generated documents or files, or key value data, stored using the iCloud Storage APIs and iCloud service unless Apple has a good faith belief that such access, use, preservation or disclosure is reasonably necessary to: (a) comply with legal process or request; (b) enforce the terms of this Agreement, including investigation of any potential violation hereof or of the applicable end-user terms of service; (c) detect, prevent or otherwise address security risk, fraud or technical issues; or (d) protect the rights, property or safety of Apple, its developers, customers or the public as required or permitted by law.

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4. Additional Liability Disclaimer

NEITHER APPLE NOR ITS SERVICE PROVIDERS SHALL BE LIABLE FOR ANY DAMAGES OR LOSSES ARISING FROM ANY USE, MISUSE, RELIANCE ON, INABILITY TO USE, INTERRUPTION, SUSPENSION OR TERMINATION OF THE iCLOUD STORAGE SERVICE OR ANY UNAUTHORIZED ACCESS TO, ALTERATION OF, OR DELETION, DESTRUCTION, DAMAGE, LOSS OR FAILURE TO STORE ANY OF YOUR DATA OR ANY END-USER DATA OR ANY CLAIMS ARISING FROM ANY USE OF THE FOREGOING BY YOUR END-USERS.

Program Agreement	Page 39

Attachment 5

(to the Agreement)

Additional Terms for Passes

The following terms are in addition to the terms of the Agreement and apply to Your development and distribution of Passes:

1. Pass ID Usage and Restrictions

You may use the Pass ID only for purposes of digitally signing Your Pass for use with Passbook and/or for purposes of using the APN service with Your Pass. You may distribute Your Pass ID as incorporated into Your Pass in accordance with Section 2 below only so long as such distribution is under Your own trademark or brand. To the extent that You reference a third party’s trademark or brand within Your Pass (e.g., a store coupon for a particular good), You represent and warrant that You have any necessary rights. You agree not to share, provide or transfer Your Pass ID to any third party (except for the limited purpose set forth in Attachment 1, Section 5), nor use Your Pass ID to sign a third party’s pass.

2. Pass Distribution; Marketing Permissions

2.1 Subject to the terms of this Agreement, You may distribute Your Passes to end-users by the web, email, or an Application. You understand and agree that Your end-users must accept Your Passes before they will be loaded into Passbook and they can remove Your Passes from Passbook at any time.

2.2 By distributing Your Passes in this manner, You represent and warrant to Apple that Your Passes comply with the Documentation and Program Requirements then in effect and the terms of this Attachment 5. Apple shall not be responsible for any costs, expenses, damages, losses (including without limitation lost business opportunities or lost profits) or other liabilities You may incur as a result of distributing Your Passes in this manner.

2.3 You agree to state on the Pass Your name and address, and the contact information (telephone number; email address) to which any end-user questions, complaints, or claims with respect to Your Pass should be directed. You will be responsible for attaching or otherwise including, at Your discretion, any relevant end-user usage terms with Your Pass. Apple will not be responsible for any violations of Your end-user usage terms. You will be solely responsible for all user assistance, warranty and support of Your Pass. You may not charge any fees to end-users in order to use Passbook to access Your Pass.

2.4 By distributing Your Passes as permitted in this Agreement, You hereby permit Apple to use (i) screen shots of Your Pass; (ii) trademarks and logos associated with Your Pass; and (iii) Pass Information, for promotional purposes in marketing materials and gift cards, excluding those portions which You do not have the right to use for promotional purposes and which You identify in writing to Apple. You also permit Apple to use images and other materials that You may provide to Apple, at Apple’s reasonable request, for promotional purposes in marketing materials and gift cards.

3. Additional Pass Requirements

3.1 Apple may provide You with templates to use in creating Your Passes, and You agree to choose the relevant template for Your applicable use (e.g., You will not use the boarding pass template for a movie ticket).

3.2 Passes may only operate and be displayed in Passbook, which is Apple’s designated container area for the Pass, or through Passbook on the lock screen of an iOS Product.

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3.3. Notwithstanding anything else in Section 3.3.9 of the Agreement, with prior user consent, You and Your Pass may share user and/or or device data with Your Application so long as such sharing is for the purpose of providing a service or function that is directly relevant to the use of the Pass and/or Application, or to serve advertising in accordance with Sections 3.3.12 and 3.3.13 of the Agreement.

4. Apple’s Right to Review Your Pass; Revocation

You understand and agree that Apple reserves the right to review and approve or reject any Pass that You would like to distribute for use by Your end-users, or that is already in use by Your end-users, at any time during the Term of this Agreement. If requested by Apple, You agree to promptly provide such Pass to Apple. You agree not to attempt to hide, misrepresent, mislead, or obscure any features, content, services or functionality in Your Pass from Apple’s review or otherwise hinder Apple from being able to fully review such Pass, and, You agree to cooperate with Apple and answer questions and provide information and materials reasonably requested by Apple regarding such Pass. If You make any changes to Your Pass after submission to Apple, You agree to notify Apple and, if requested by Apple, resubmit Your Pass prior to any distribution of the modified Pass to Your end-users. Apple reserves the right to revoke Your Pass ID and reject Your Pass for distribution to Your end-users for any reason and at any time in its sole discretion, even if Your Pass meets the Documentation and Program Requirements and terms of this Attachment 5; and, in that event, You agree that You may not distribute such Pass to Your end-users.

5. Additional Liability Disclaimer

APPLE SHALL NOT BE LIABLE FOR ANY DAMAGES OR LOSSES ARISING FROM ANY USE, DISTRIBUTION, MISUSE, RELIANCE ON, INABILITY TO USE, INTERRUPTION, SUSPENSION, OR TERMINATION OF PASSBOOK, YOUR PASS ID, YOUR PASSES, OR ANY SERVICES PROVIDED IN CONNECTION THEREWITH, INCLUDING BUT NOT LIMITED TO ANY LOSS OR FAILURE TO DISPLAY YOUR PASS IN PASSBOOK OR ANY END-USER CLAIMS ARISING FROM ANY USE OF THE FOREGOING BY YOUR END-USERS.

Program Agreement	Page 41

Attachment 6

(to the Agreement)

Additional Terms for the use of the Apple Maps Service

The following terms are in addition to the terms of the Agreement and apply to any use of the Apple Maps Service in Your Application.

1. Use of the Maps Service

1.1 Your Application may access the Apple Maps Service only via the MapKit API. You agree not to access the Apple Maps Service or the Map Data other than through the MapKit API.

1.2 You will use the Apple Maps Service and Map Data only as necessary for providing services and functionality for Your Application. You agree to use the Apple Maps Service and MapKit API only as expressly permitted by this Agreement (including but not limited to this Attachment 6) and the MapKit Documentation, and in accordance with all applicable laws and regulations.

1.3 You acknowledge and agree that results You receive from the Apple Maps Service may vary from actual conditions due to variable factors that can affect the accuracy of the Map Data, such as weather, road and traffic conditions, and geopolitical events.

2. Additional Restrictions

2.1 Your Application must not remove, obscure or alter Apple’s or its licensors’ copyright notices, trademarks, or any other proprietary rights or legal notices, documents or hyperlinks that may appear in or be provided through the Apple Maps Service.

2.2 You will not use the Apple Maps Service in any manner that enables or permits bulk downloads or feeds of the Map Data, or any portion thereof, or that in any way attempts to extract, scrape or reutilize any portions of the Map Data. For example, neither You nor Your Application may use or make available the Map Data, or any portion thereof, as part of any secondary or derived database.

2.3 You will not copy, modify, translate, create a derivative work of, publish or publicly display the Map Data in any way other than as permitted herein.

2.4 You will not use the Map Data provided by Apple without using it with a corresponding Apple map.

2.5 Map Data may not be cached, pre-fetched, or stored by You or Your Application, other than on a temporary and limited basis solely to improve the performance of the Apple Maps Service with Your Application.

2.6 You may not charge any fees to end-users solely for access to or use of the Apple Maps Service through Your Application, and You agree not to sell access to the Apple Maps Service in any other way.

3. Your Acknowledgements

You acknowledge and agree that:

3.1 Apple may at any time, with or without prior notice to You (a) modify the Apple Maps Service and/or the MapKit API, including changing or removing any feature or functionality, or (b) modify, deprecate, reissue or republish the MapKit API. You understand that any such modifications may require You to change or update Your Applications at Your own cost. Apple has no express or implied obligation to provide, or continue to provide, the Apple Maps Service and may suspend or discontinue all or any portion of the Apple Maps Service at any time. Apple shall not be liable for any losses, damages or costs of any kind incurred by You or any other party arising out of or related to any such service suspension or discontinuation or any such modification of the Apple Maps Service or MapKit API.

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3.2 The Apple Maps Service may not be available in all countries or languages, and Apple makes no representation that the Apple Maps Service is appropriate or available for use in any particular location. To the extent You choose to provide access to the Apple Maps Service in Your Applications or through the MapKit API, You do so at Your own initiative and are responsible for compliance with any applicable laws.

3.3 If the Apple Maps Service is provided to You as a confidential, pre-release service, You will only allow it to be used for testing and development purposes by Your Authorized Developers and only for use on Your Authorized Test Devices, and You will not use the pre-release version of the Apple Maps Service in Your Licensed Applications. You agree to restrict access to such Authorized Test Devices in accordance with the terms of the Agreement.

4. Additional Liability Disclaimer

NEITHER APPLE NOR ITS LICENSORS OR SERVICE PROVIDERS SHALL BE LIABLE FOR ANY DAMAGES OR LOSSES ARISING FROM ANY USE, MISUSE, RELIANCE ON, INABILITY TO USE, INTERRUPTION, SUSPENSION OR TERMINATION OF THE APPLE MAPS SERVICE, INCLUDING ANY INTERRUPTIONS DUE TO SYSTEM FAILURES, NETWORK ATTACKS, OR SCHEDULED OR UNSCHEDULED MAINTENANCE.

Program Agreement	Page 43

Schedule 1

1. Appointment of Agent

1.1 You hereby appoint Apple and Apple Subsidiaries (collectively “Apple”) as Your worldwide agent for the delivery of the Licensed Applications to end-users, during the Delivery Period. You hereby acknowledge that Apple will deliver the Licensed Applications to end-users in Apple’s own name, through one or more App Stores, but for You and on Your behalf. For purposes of this Schedule 1, the term “Licensed Application” includes any additional permitted functionality, content or services provided by You from within a Licensed Application using the In-App Purchase API. The most current list of App Store countries among which you may select shall be set forth in the iTunes Connect site and may be updated from time to time.

1.2 In furtherance of Apple’s appointment under Section 1.1 of this Schedule 1, You hereby authorize and instruct Apple to:

(a) solicit and obtain orders on Your behalf for Licensed Applications from end-users located in the countries You designate under Section 2.1 hereof;

(b) provide hosting services to You, in order to allow for the storage of, and end-user access to, the Licensed Applications and to enable third party hosting of such Licensed Applications solely as otherwise licensed or authorized by Apple;

(c) make copies of, format, and otherwise prepare Licensed Applications for acquisition and download by end-users, including adding the Security Solution;

(d) allow end-users to access and re-access copies of the Licensed Applications, so that end-users may acquire from You and electronically download those Licensed Applications, Licensed Application Information, and associated metadata to end-users through one or more App Stores, and You hereby authorize distribution of Your Licensed Applications under this Schedule 1 for use by multiple end users under a single Apple ID when the Licensed Applications are provided to such users through Apple Configurator in accordance with the Apple Configurator software license agreement;

(e) use (i) screen shots and/or up to 30 second excerpts of the Licensed Applications; (ii) trademarks and logos associated with the Licensed Applications; and (iii) Licensed Application Information, for promotional purposes in marketing materials and gift cards, excluding those portions of the Licensed Applications, trademarks or logos, or Licensed Application Information which You do not have the right to use for promotional purposes, and which You identify in writing at the time that the Licensed Applications are delivered by You to Apple under Section 2.1 of this Schedule 1, and use images and other materials that You may provide to Apple, at Apple’s reasonable request, for promotional purposes in marketing materials and gift cards; and

(f) otherwise use Licensed Applications, Licensed Application Information and associated metadata as may be reasonably necessary in the delivery of the Licensed Applications in accordance with this Schedule 1. You agree that no royalty or other compensation is payable for the rights described above in Section 1.2 of this Schedule 1.

1.3 The parties acknowledge and agree that their relationship under this Schedule 1 is, and shall be, that of principal and agent, and that You, as principal, are, and shall be, solely responsible for any and all claims and liabilities involving or relating to, the Licensed Applications, as provided in this Schedule 1. The parties acknowledge and agree that Your appointment of Apple as its agent under this Schedule 1 is non-exclusive.

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1.4 For purposes of this Schedule 1, the “Delivery Period” shall mean the period beginning on the Effective Date of the Agreement, and expiring on the last day of the Agreement or any renewal thereof; provided, however, that Apple’s appointment as Your agent shall survive expiration of the Agreement for a reasonable phase-out period not to exceed thirty (30) days and further provided that, solely with respect to Your end-users, subsections 1.2(b), (c), and (d) of this Schedule 1 shall survive termination or expiration of the Agreement unless You indicate otherwise pursuant to sections 4.1 and 6.2 of this Schedule 1.

1.5 All of the Licensed Applications delivered by You to Apple under Section 2.1 of this Schedule 1 shall be made available by Apple for download by end-users at no charge. Apple shall have no duty to collect any fees for the Licensed Applications for any end-user and shall have no payment obligation to You with respect to any of those Licensed Applications under this Schedule 1. In the event that You intend to charge end-users a fee for any Licensed Application or In-App Purchase, You must enter (or have previously entered) into a separate agreement (Schedule 2) with Apple with respect to that Licensed Application.

2. Delivery of the Licensed Applications to Apple

2.1 You will deliver to Apple, at Your sole expense, using the iTunes Connect site, the Licensed Applications, Licensed Application Information and associated metadata, in a format and manner prescribed by Apple, as required for the delivery of the Licensed Applications to end-users in accordance with this Schedule 1. Metadata You deliver to Apple under this Schedule 1 will include: (i) the title and version number of each of the Licensed Applications; (ii) the countries You designate, in which You wish Apple to allow end-users to download those Licensed Applications; (iii) any copyright or other intellectual property rights notices; and (iv) Your end-user license agreement (“EULA”), if any, in accordance with Section 3.2 of this Schedule 1.

2.2 All Licensed Applications will be delivered by You to Apple using software tools, a secure FTP site address and/or such other delivery methods as prescribed by Apple.

2.3 You hereby certify that all of the Licensed Applications You deliver to Apple under this Schedule 1 are authorized for export from the United States to each of the countries designated by You under Section 2.1 hereof, in accordance with the requirements of the United States Export Administration Regulations, 15 C.F.R. Parts 730-774. Without limiting the generality of this Section 2.3, You certify that (i) none of the Licensed Applications contains, uses or supports any data encryption or cryptographic functions; or (ii) in the event that any Licensed Application contains, uses or supports any such data encryption or cryptographic functionality, You will, upon request, provide Apple with a PDF copy of Your Encryption Registration Number (ERN), or export classification ruling (CCATS) issued by the United States Commerce Department, Bureau of Industry and Security and PDF copies of appropriate authorizations from other countries that mandate import authorizations for that Licensed Application, as required. You acknowledge that Apple is relying upon Your certification in this Section 2.3 in allowing end-users to access and download the Licensed Applications under this Schedule 1. Except as provided in this Section 2.3, Apple will be responsible for compliance with the requirements of the Export Administration Regulations in allowing end-users to access and download the Licensed Applications under this Schedule 1.

3. Ownership and End-User Licensing and Delivery of the Licensed Applications to End Users

3.1 You acknowledge and agree that Apple, in the course of acting as agent for You, is hosting, or pursuant to Section 1.2(b) of this Schedule 1 may enable authorized third parties to host, the Licensed Application(s), and is allowing the download of those Licensed Application(s) by end-users, on Your behalf. However, You are responsible for hosting and delivering content or services sold or delivered by You using the In-App Purchase API, except for content that is included within the Licensed Application itself (i.e., the In-App Purchase simply unlocks the content) or content hosted by Apple pursuant to Section 3.3 of Attachment 2 of the Program Agreement. The parties acknowledge and agree that Apple shall not acquire any ownership interest in or to any of the Licensed Applications or Licensed Applications Information, and title, risk of loss, responsibility for, and control over the Licensed Applications shall, at all times, remain with You. Apple may not use any of the Licensed Applications or Licensed Application Information for any purpose, or in any manner, except as specifically authorized in this Schedule 1.

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3.2 You may deliver to Apple Your own EULA for any Licensed Application at the time that You deliver that Licensed Application to Apple, in accordance with Section 2.1 of this Schedule 1; provided, however, that Your EULA must include and may not be inconsistent with the minimum terms and conditions specified on Exhibit A to this Schedule 1 and must comply with all applicable laws in all countries where You wish Apple to allow end-users to download that Licensed Application. Apple shall allow each end-user to which Apple allows access to any such Licensed Application to review Your EULA (if any) at the time that Apple delivers that Licensed Application to that end-user, and Apple shall notify each end-user that the end-user’s use of that Licensed Application is subject to the terms and conditions of Your EULA (if any). In the event that You do not furnish Your own EULA for any Licensed Application to Apple, You acknowledge and agree that each end-user’s use of that Licensed Application shall be subject to Apple’s standard EULA (which is part of the App Store Terms of Service).

3.3 You hereby acknowledge that the EULA for each of the Licensed Applications is solely between You and the end-user and conforms to applicable law, and Apple shall not be responsible for, and shall not have any liability whatsoever under, any EULA or any breach by You or any end-user of any of the terms and conditions of any EULA.

3.4 A Licensed Application may read or play content (magazines, newspapers, books, audio, music, video) that is offered outside of the Licensed Application (such as, by way of example, through Your website) provided that You do not link to or market external offers for such content within the Licensed Application. You are responsible for authentication access to content acquired outside of the Licensed Application.

3.5 You may offer in-app subscriptions for free in select territories using the In-App Purchase API subject to the terms of this Schedule 1, provided that the Licensed Application is Newsstand-enabled pursuant to section 3.7 below and You clearly and conspicuously disclose to users the following information regarding Your in-app subscription:

•	Title of publication or service

•	Subscription may be discontinued at any time by removing app from device

•	Links to Your Privacy Policy and Terms of Use

3.6 To the extent you promote and offer in-app subscriptions, You must do so in compliance with all legal and regulatory requirements.

3.7 If Your Licensed Application is periodical content-based (e.g., magazines and newspapers), Apple may provide You with the name, email address, and zip code associated with a user’s account when they request an auto-renewing subscription via the In-App Purchase API, provided that such user consents to the provision of data to You, and further provided that You may only use such data to promote Your own products and otherwise in strict compliance with Your publicly posted Privacy Policy, a copy of which must be readily viewed and is consented to in Your Licensed Application.

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3.8 Licensed Applications offering subscription services under this Schedule 1 must be included in Apple’s Newsstand program provided that, in addition to the requirements set forth in paragraphs 3.5, 3.6 and 3.7, You:

•	Enable the Licensed Application as a Newsstand app in the iTunes Connect tool

•	Authorize Apple to select “Newsstand” as the Licensed Application’s secondary category

•

Utilize the In-App Purchase API, include any additional code, and comply with any other requirements as identified and updated from time to time in Newsstand-related documentation found in the iOS developer library and the iTunes Connect Developer Guide

•	Provide updated cover art with each new issue

•	Confirm that the content of the Licensed Application is a periodical (e.g., newspaper or magazine)

You acknowledge and agree that Apple reserves the right to recategorize or reject your Licensed Application if it is not appropriate for Newsstand.

4. Content Restrictions and Software Rating

4.1 You represent and warrant that: (a) You have the right to enter into this Agreement, to reproduce and distribute each of the Licensed Applications, and to authorize Apple to permit end-users to download and use each of the Licensed Applications through one or more App Stores; (b) none of the Licensed Applications, or Apple’s or end-users’ permitted uses of those Licensed Applications, violate or infringe any patent, copyright, trademark, trade secret or other intellectual property or contractual rights of any other person, firm, corporation or other entity and that You are not submitting the Licensed Applications to Apple on behalf of one or more third parties; (c) each of the Licensed Applications is authorized for distribution, sale and use in, export to, and import into each of the countries designated by You under Section 2.1 of this Schedule 1, in accordance with the laws and regulations of those countries and all applicable export/import regulations; (d) none of the Licensed Applications contains any obscene, offensive or other materials that are prohibited or restricted under the laws or regulations of any of the countries You designate under Section 2.1 of this Schedule 1; (e) all information You provide using the iTunes Connect tool, including any information relating to the Licensed Applications, is accurate and that, if any such information ceases to be accurate, You will promptly update it to be accurate using the iTunes Connect tool; and (f) in the event a dispute arises over the content of Your Licensed Applications or use of Your intellectual property on the App Store, You agree to follow Apple’s app dispute process on a non-exclusive basis and without any party waiving its legal rights.

4.2 You shall use the software rating tool set forth on iTunes Connect to supply information regarding each of the Licensed Applications delivered by You for marketing and fulfillment by Apple through the App Store under this Schedule 1 in order to assign a rating to each such Licensed Application. For purposes of assigning a rating to each of the Licensed Applications, You shall use Your best efforts to provide correct and complete information about the content of that Licensed Application with the software rating tool. You acknowledge and agree that Apple is relying on: (i) Your good faith and diligence in accurately and completely providing the requested information for each Licensed Application; and (ii) Your representations and warranties in Section 4.1 hereof, in making that Licensed Application available for download by end-users in each of the countries You designate hereunder. Furthermore, You authorize Apple to correct the rating of any Licensed Application of Yours that has been assigned an incorrect rating; and You agree to any such corrected rating.

4.3 In the event that any country You designate hereunder requires the approval of, or rating of, any Licensed Application by any government or industry regulatory agency as a condition for the distribution and/or use of that Licensed Application, You acknowledge and agree that Apple may elect not to make that Licensed Application available for download by end-users in that country from any App Store.

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5. Responsibility and Liability

5.1 Apple shall have no responsibility for the installation and/or use of any of the Licensed Applications by any end-user. You shall be solely responsible for any and all product warranties, end-user assistance and product support with respect to each of the Licensed Applications.

5.2 You shall be solely responsible for, and Apple shall have no responsibility or liability whatsoever with respect to, any and all claims, suits, liabilities, losses, damages, costs and expenses arising from, or attributable to, the Licensed Applications and/or the use of those Licensed Applications by any end-user, including, but not limited to: (i) claims of breach of warranty, whether specified in the EULA or established under applicable law; (ii) product liability claims; and (iii) claims that any of the Licensed Applications and/or the end-user’s possession or use of those Licensed Applications infringes the copyright or other intellectual property rights of any third party.

6. Termination

6.1 This Schedule 1, and all of Apple’s obligations hereunder, shall terminate upon the expiration or termination of the Agreement.

6.2 In the event that You no longer have the legal right to distribute the Licensed Applications, or to authorize Apple to allow access to those Licensed Applications by end-users, in accordance with this Schedule 1, You shall promptly notify Apple and withdraw those Licensed Applications from the App Store using the tools provided on the iTunes Connect site; provided, however, that such withdrawal by You under this Section 6.2 shall not relieve You of any of Your obligations to Apple under this Schedule 1, or any liability to Apple and/or any end-user with respect to those Licensed Applications.

6.3 Apple reserves the right to cease allowing download by end-users of the Licensed Applications at any time, with or without cause, by providing notice of termination to You. Without limiting the generality of this Section 6.3, You acknowledge that Apple may cease allowing download by end-users of some or all of the Licensed Applications if Apple reasonably believes that: (i) those Licensed Applications are not authorized for export to one or more of the countries designated by You under Section 2.1 hereof, in accordance with the Export Administration Regulations; (ii) those Licensed Applications and/or any end-user’s possession and/or use of those Licensed Applications, infringe patent, copyright, trademark, trade secret or other intellectual property rights of any third party; or (iii) the distribution and/or use of those Licensed Applications violates any applicable law in any country You designate under Section 2.1 of this Schedule 1. An election by Apple to cease allowing download of any Licensed Applications, pursuant to this Section 6.3, shall not relieve You of Your obligations under this Schedule 1.

6.4 You may withdraw any or all of the Licensed Applications from the App Store, at any time, and for any reason, by using the tools provided on the iTunes Connect site, except that, with respect to Your end-users, You hereby authorize and instruct Apple to fulfill sections 1.2(b), (c), and (d) of this Schedule 1, which shall survive termination or expiration of the Agreement unless You indicate otherwise pursuant to sections 4.1 and 6.2 of this Schedule 1.

7. Legal Consequences

The relationship between You and Apple established by this Schedule 1 may have important legal consequences for You. You acknowledge and agree that it is Your responsibility to consult with Your legal advisors with respect to Your legal obligations hereunder.

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EXHIBIT A

(to Schedule 1)

Instructions for Minimum Terms of Developer’s

End-User License Agreement

1. Acknowledgement: You and the end-user must acknowledge that the EULA is concluded between You and the end-user only, and not with Apple, and You, not Apple, are solely responsible for the Licensed Application and the content thereof. The EULA may not provide for usage rules for Licensed Applications that are less restrictive than the Usage Rules set forth for Licensed Applications in, or otherwise be in conflict with, the App Store Terms of Service as of the Effective Date (which You acknowledge You have had the opportunity to review).

2. Scope of License: The license granted to the end-user for the Licensed Application must be limited to a non-transferable license to use the Licensed Application on an iOS Product that the end-user owns or controls and as permitted by the Usage Rules set forth in the App Store Terms of Service.

3. Maintenance and Support: You must be solely responsible for providing any maintenance and support services with respect to the Licensed Application, as specified in the EULA, or as required under applicable law. You and the end-user must acknowledge that Apple has no obligation whatsoever to furnish any maintenance and support services with respect to the Licensed Application.

4. Warranty: You must be solely responsible for any product warranties, whether express or implied by law, to the extent not effectively disclaimed. The EULA must provide that, in the event of any failure of the Licensed Application to conform to any applicable warranty, the end-user may notify Apple, and Apple will refund the purchase price for the Licensed Application to that end-user; and that, to the maximum extent permitted by applicable law, Apple will have no other warranty obligation whatsoever with respect to the Licensed Application, and any other claims, losses, liabilities, damages, costs or expenses attributable to any failure to conform to any warranty will be Your sole responsibility.

5. Product Claims: You and the end-user must acknowledge that You, not Apple, are responsible for addressing any claims of the end-user or any third party relating to the Licensed Application or the end-user’s possession and/or use of that Licensed Application, including, but not limited to: (i) product liability claims; (ii) any claim that the Licensed Application fails to conform to any applicable legal or regulatory requirement; and (iii) claims arising under consumer protection or similar legislation. The EULA may not limit Your liability to the end-user beyond what is permitted by applicable law.

6. Intellectual Property Rights: You and the end-user must acknowledge that, in the event of any third party claim that the Licensed Application or the end-user’s possession and use of that Licensed Application infringes that third party’s intellectual property rights, You, not Apple, will be solely responsible for the investigation, defense, settlement and discharge of any such intellectual property infringement claim.

7. Legal Compliance: The end-user must represent and warrant that (i) he/she is not located in a country that is subject to a U.S. Government embargo, or that has been designated by the U.S. Government as a “terrorist supporting” country; and (ii) he/she is not listed on any U.S. Government list of prohibited or restricted parties.

8. Developer Name and Address: You must state in the EULA Your name and address, and the contact information (telephone number; E-mail address) to which any end-user questions, complaints or claims with respect to the Licensed Application should be directed.

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9. Third Party Terms of Agreement: You must state in the EULA that the end-user must comply with applicable third party terms of agreement when using Your Application, e.g., if You have a VoIP application, then the end-user must not be in violation of their wireless data service agreement when using Your Application.

10. Third Party Beneficiary: You and the end-user must acknowledge and agree that Apple, and Apple’s subsidiaries, are third party beneficiaries of the EULA, and that, upon the end-user’s acceptance of the terms and conditions of the EULA, Apple will have the right (and will be deemed to have accepted the right) to enforce the EULA against the end-user as a third party beneficiary thereof.

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